    As filed with the Securities and Exchange Commission on March 21, 2001

                                                        Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          AVERY COMMUNICATIONS, INC.
             (Exact name of Small Business Issuer in its Charter)

                               ----------------

        Delaware                    4899                    12-2227079
     (State or Other          Primary Standard           (I.R.S. Employer
     Jurisdiction of             Industrial             Identification No.)
    Incorporation or         Classification Code
      Organization)                Number

                               ----------------

                           190 South LaSalle Street
                                  Suite 1710
                            Chicago, Illinois 60603
                                (312) 419-0077
         (Address and telephone number of Principal Executive Offices)

                               ----------------

                               Scot M. McCormick
                          Avery Communications, Inc.
                           190 South LaSalle Street
                                  Suite 1710
                            Chicago, Illinois 60603
                                (312) 419-0077
           (Name, Address and Telephone Number of Agent for Service)

                                With a copy to:

                               Bruce A. Cheatham
                        Winstead Sechrest & Minick P.C.
                            5400 Renaissance Tower
                                1201 Elm Street
                              Dallas, Texas 75270
                                (214) 745-5213

                               ----------------

   Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

                               ----------------
                        CALCULATION OF REGISTRATION FEE
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                                       Number of       Proposed       Proposed
                                         shares        maximum        maximum       Amount of
 Title of each class of securities       to be      offering price   aggregate     registration
         to be registered              registered     per share*   offering price      fee
-----------------------------------------------------------------------------------------------
 Common Stock.....................     4,100,381        .8875        $3,639,088        $910
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* The proposed maximum offering price per share is calculated pursuant to Rule 457(c) upon the basis of the average of the bid and asked price of the common stock on March 16, 2001.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this amendment until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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   PROSPECTUS

                   SUBJECT TO COMPLETION DATED MARCH 21, 2001


                           AVERY COMMUNICATIONS, INC.

                        4,100,381 Shares of Common Stock

   This prospectus relates to the 4,100,381 shares of our common stock being offered by certain of our securityholders. All of such shares are reserved for issuance upon conversion of convertible securities held by these securityholders. We will not receive any proceeds from the sale of the shares by these selling securityholders.

   Our common stock is traded on the OTC Bulletin Board under the trading symbol "ATEX." On March 16, 2001, the closing bid price for our common stock was $.90 and the closing asked price for our common stock was $.875.

                               ----------------

   An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               ----------------

                 The date of this prospectus is March   , 2001

                 [This page has been intentionally left blank.]

                                     AVERY

   We are a telecommunications service company providing billing and collection services for inter-exchange carriers and long-distance resellers. We provide local exchange carrier billing services for approximately 29 long-distance resellers and enhanced service providers and have the capability to bill and collect through approximately 1,300 telephone companies, including the seven regional Bell operating companies, GTE and Sprint.

   On February 12, 2001, we completed the distribution of 100% of the outstanding capital stock of our former subsidiary, Primal Solutions, Inc., to Avery's securityholders. All financial information included in this prospectus reflects the operations of Primal as a discontinued operation of Avery.

   For more detailed information about the Primal distribution and related transactions, prospective investors should read our Form 8-K dated August 31, 2000, as filed with the Securities and Exchange Commission.

   Our principal executive offices are located at 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603, and our telephone number at that address is (312) 419-0077.

                                 RISK FACTORS

   Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

Our ability to acquire other telecommunications services providers faces substantial obstacles. Our failure to overcome any of these obstacles may materially and adversely affect our planned growth.

   A key element of our business strategy is to acquire other telecommunications services providers. The success of our acquisition program will depend on our ability to overcome substantial obstacles, such as the availability of acquisition candidates, our ability to compete successfully with other potential acquirors seeking similar acquisition candidates, the availability of funds to finance acquisitions and the availability of management resources to oversee the operation of acquired businesses. We have limited resources and we can offer no assurance that we will succeed in consummating any additional acquisitions or that we will be able to integrate and manage any acquisitions successfully.

   We have no present commitments, understandings or plans to acquire other telecommunications service providers.

We will need substantial additional financing to fund future acquisitions.

   We will need substantial additional financing to fund our planned acquisition program and to market our new products and services aggressively. If we are not able to obtain financing, or obtain financing on terms that we consider acceptable, our acquisition program would be materially adversely affected.

Our business at HBS Billing Services is largely dependent on two customers that accounted for approximately 72% of our call records processed in 1999. The loss of any one of these customers would materially and adversely affect our results of operations.

   One of the HBS Billing Services customers accounted for 46% of our call records processed and the other accounted for 26% of our call records processed between January 1, and December 31, 1999.

We face substantial competition in the billing clearinghouse industry, and many of our competitors are larger and have more resources than we have. We may not be able to compete successfully with existing or future competitors.

   Our major competitors in the local exchange carrier billing clearinghouse industry are Billing Concepts Corp. and OAN Services, Inc., a wholly owned subsidiary of nTeleCom Holdings, Inc. Competition among the local exchange carrier billing clearinghouses is based on the quality of information reporting, collection history, the speed of collections, the ability to factor a long-distance reseller's accounts, and the price of services. Our competitors have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.

HBS Billing Services is a billing clearinghouse. Therefore, its business is dependent both on the local exchange carriers' continuing to accept its call records, and continuing to do so on reasonable terms, and its customers' continuing to need its billing services.

   The success of our business to date has been largely attributable to our having contracts with the regional Bell operating companies, Sprint, GTE and other local exchange carriers. This permits us to bill for telecommunications services provided by our customers throughout the United States. If the local exchange carriers were not to renew our existing contracts, or were to terminate our contracts, our ability to bill for our customers on a nation-wide basis could be adversely affected. While we have not received any notice of any local exchange carriers' intention to refuse renewal or to terminate, the current regulatory environment has raised the visibility of third-party billing in the local exchange carriers.

   If the local exchange carriers were to increase the costs payable by our customers for including our customers' charges on the local exchange carrier bills, it could make our customers' operations less profitable or not profitable. This could result in our customers seeking alternative billing arrangements. Our customers could enter into billing arrangements with companies, other than the local exchange carriers, that would bill their customers directly, or, in some instances, our customers could begin billing directly for their services without the use of any third party. It is also possible that some of our customers could determine that it would be financially beneficial to them to install a direct billing system.

Substantially all of our outstanding common stock is freely tradable and may be sold into the market at any time, and another approximately 5.9 million shares not yet issued will be freely tradable immediately upon issuance. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

   The approximately 5.9 million shares that are not yet issued but which will be freely tradable immediately upon issuance represent an increase in our presently outstanding common stock of approximately 59%. The market price of our common stock could drop significantly if the holders all our freely tradable shares sell them or are perceived by the market as intending to sell them.

Our common stock trades only sporadically and has experienced in the past, and is expected to experience in the future, significant price and volume volatility, which substantially increases the risk of loss to persons owning our common stock.

   Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

We are not required to meet or maintain any listing standards for our common stock to be traded on the OTC Bulletin Board.

   The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTCBB is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTCBB. Our common stock does not presently meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

We are required to pay substantial preferential dividends to holders of our preferred stock.

   Holders of our preferred stock are entitled to preferential quarterly dividends before any common stock dividends are declared or paid. The amount of these dividends is presently approximately $287,000 annually. Upon our liquidation, dissolution or winding-up, holders of our preferred stock are each entitled to receive a liquidation distribution, plus any accumulated dividends to date before the holders of common stock receive any distributions.

                    A NOTE ABOUT FORWARD-LOOKING STATEMENTS

   The statements, other than statements of historical fact, included in this prospectus are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to:

  . our ability to acquire additional complementary businesses on terms favorable to us;

  . the passage of legislation or court decisions adversely affecting the telecommunications industry;

  .  our ability to repay our outstanding indebtedness;

  .  competition in the telecommunications industry; and

  .  the advent of new technology.

   You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. Important factors that could cause our actual results to differ materially from our expectations are discussed under "Risk Factors" and elsewhere in this prospectus.

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of the common stock by the selling securityholders.

                              PLAN OF DISTRIBUTION

   We are registering the shares of our common stock described in this prospectus for the selling securityholders named below under the caption "Selling Securityholders." We are registering the common stock to satisfy our obligations under agreements with the selling securityholders to register their common stock so that their shares will be freely tradable. Subject to the limitations on the use of this prospectus described below, the "selling securityholders" also include persons selling shares received from a named selling securityholder after the date of this prospectus who receive shares as a gift from a selling securityholder, commonly known as donees, and persons who receive shares from a selling securityholder as collateral to secure a loan, commonly known as pledgees. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling securityholders. Sales of the shares may be made by selling securityholders from time to time in one or more types of transactions, which may include block transactions, transactions in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling securityholders.

   The selling securityholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

   The selling securityholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling securityholder, including in connection with distributions of the common stock by such broker-dealers. The selling securityholders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares. The selling securityholders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

   The selling securityholders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling securityholders for liabilities they incur for selling their shares using this prospectus, including liabilities arising under the Securities Act. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.

   Because selling securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling securityholders that the anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.

   Selling securityholders also may resell all or a portion of their common stock in open market transactions in reliance upon the SEC's Rule 144, provided they meet the criteria and conform to the requirements of such Rule.

   Upon our being notified by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of such selling securityholder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling securityholder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling securityholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

   Sales of a substantial number of shares of the common stock in the public market by the selling securityholders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling securityholder.

                            SELLING SECURITYHOLDERS

   The following table sets forth the name, number of shares of common stock and the number of shares underlying the warrants and convertible securities owned by each selling securityholder. Since the selling securityholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling securityholder or that may be owned by any selling securityholder upon completion of this offering.

   The shares offered by this prospectus may be offered from time to time by the selling securityholders named below (based on the number of shares of common stock, warrants and convertible securities held on March 20, 2001).

Name                                                                    Total
----                                   Common Stock Underlying Common Shares to
                                           Preferred Stock     Stock   be Sold
                                       ----------------------- ------ ---------
John Faltys...........................          731,785           0     731,785
Joseph R. Simrell.....................          518,481           0     518,481
David Haynes..........................          518,481           0     518,481
Mark J. Nielsen.......................          395,987           0     395,987
Arun Anand............................           78,549           0      78,549
Murari Cholappadi.....................           78,549           0      78,549
Sanjay Gupta..........................           78,549           0      78,549
Waterside Capital Corporation.........        1,250,000           0   1,250,000
CapitalSouth Partners Fund I, L.P. ...          350,000           0     350,000
                                              ---------         ---   ---------
                                              4,000,381           0   4,000,381
                                              =========         ===   =========

                          PRICE RANGE OF COMMON STOCK

   The common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by the NASDAQ Stock Market, Inc. under the trading symbol "ATEX." The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for the common stock. The following table sets forth the high and low closing bid and asked prices for our common stock for the periods indicated, as reported by the National Quotation Bureau LLC. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                                   Closing Bid    Closing Asked
                                                  -------------- ---------------
                                                   High    Low    High     Low
                                                  ------ ------- ------- -------
Year Ended December 31, 1999
 First Quarter...................................      2  1.3125  2.1875    1.50
 Second Quarter..................................   1.75  1.4375       2 1.53125
 Third Quarter................................... 1.4375    0.25 1.53125  0.8125
 Fourth Quarter.................................. 1.9375    0.75       2  0.9375
Year Ended December 31, 2000
 First Quarter...................................  4.875    1.75       5   1.875
 Second Quarter..................................  3.125 1.34375    3.25   1.375
 Third Quarter................................... 1.9375 0.90625  2.0625 0.96875
 Fourth Quarter.................................. 1.6875  0.9375    1.75    1.00
Year Ending December 31, 2001
 First Quarter (through March 16, 2001)           1.6875  .71875  1.8125  .78125

                                DIVIDEND POLICY

   We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. We also presently have outstanding preferred stock that requires us to accrue dividends in the amount of approximately $71,500 every quarter. The holders of our outstanding preferred stock are entitled to receive all accrued dividends before we can pay any dividends on our common stock. In addition to the terms of our outstanding preferred stock, it is anticipated that the terms of future debt and/or equity financings may restrict the payment of cash dividends. Therefore, the payment of any cash dividends on the common stock is unlikely.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

   The following discussion should be read in conjunction with Avery's Consolidated Financial Statements, the notes thereto and the other financial information included elsewhere in this prospectus.

General

   Avery was incorporated in 1977 under the name Fine Art Corporation of America, Inc., and acquired all of the stock of Avery Texas in November 1994. Prior to November 1994, Avery was the public shell Class, Inc., which had no operating assets. Avery's current business was operated by Avery Texas prior to November 1994.

   As of November 1, 1996, we acquired 100% of HBS Billing Services. Effective January 1, 1998, BorderComm and ATAC were sold to a group led by Mr. Thomas Lyons, our former president, in exchange for cash and common stock of Avery.

   Effective after the close of business on September 30, 1999, we acquired Primal Systems, Inc. and changed its name to Primal Solutions, Inc. Primal provides computer software programming, customization, program maintenance and product marketing for a variety of software languages and platforms. Primal also designs, develops, and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry, primarily utilizing decision support software and internet technologies.

   In August 2000, the Board of Directors of Avery approved the distribution of Primal to our securityholders. Each common shareholder of Avery on the payment date of the distribution will receive one share of Primal common stock for each share of Avery's common stock held on that date. In addition, owners of shares of Avery's series a, b, c, d, and e convertible preferred stock will receive Primal common stock, in the amount of the preferred stock's common stock equivalent for each share of Avery preferred stock held on the payment date of the distribution. The distribution will be accounted for at historical cost. Subsequent to the distribution, our only business will be providing billing and collection services to inter-exchange carriers and long distance resellers.

Selected Financial Information Line Item Explanations

   The following is a discussion of our consolidated financial condition and unaudited results of operations for the nine months ended September 30, 2000 and 1999, and the fiscal years ended December 31, 1999 and 1998. It should be read in conjunction with our Consolidated Financial Statements, the notes thereto and other financial information included elsewhere in this prospectus. For purposes of the following discussion, references to year periods refer to our fiscal year ended December 31 and references to quarterly periods refer to our fiscal nine month periods ended September 30, 2000 and 1999.

   The results on the "Discontinued operations" lines represent the results of operations for the respective periods for Primal. Prior filed financial statements reflect HBS Billing Services as discontinued operations. See Note 3 to Consolidated Financial Statements for further explanation. Revenue, cost of revenues, and operating expenses presented in the statements of operations pertain only to continuing operations, which consist of Avery and HBS Billing Services.

   Our revenues are derived primarily from the provision of billing clearinghouse and information management services to direct dial long distance resellers and operator services providers, commonly referred to as "local exchange carrier billing" or "LEC billing." Revenues are also derived from enhanced billing services provided to companies that offer voice mail, paging and internet services or other non-regulated telecommunications equipment and services. LEC billing fees charged by us include processing and customer service inquiry fees. Processing fees are assessed to customers either as a fee charged for each telephone call record or other transaction processed or as a percentage of the customer's revenue that is submitted by us to local telephone companies for billing and collection. Processing fees also include any charges assessed to us by local telephone companies for billing and collection services that are passed through to the customer. Customer service inquiry fees are assessed to customers either as a fee charged for each record processed by us or as a fee charged for each billing inquiry made by end users.

   Cost of revenues includes billing and collection fees charged to us by local telephone companies and related transmission costs, as well as all costs associated with the customer service organization, including staffing expenses and costs associated with telecommunications services. Billing and collection fees charged by the local telephone companies include fees that are assessed for each record submitted and for each bill rendered to its end-user customers. We achieve discounted billing costs due to our aggregated volumes and can pass these discounts on to our customers.

   Operating expenses are comprised of sales and marketing costs and general and administrative costs. Sales and marketing costs include salaries and benefits, commissions, advertising and promotional and presentation materials. General and administrative costs consist of general management and support personnel salaries and benefits, information systems costs, legal and accounting fees, travel and entertainment costs and other support costs.

   Advance funding program income and expense consist of income and expenses related to our financing certain customers' accounts receivable. Typically, 50% to 75% of the amount receivable from the local exchange carrier, or LEC, is advanced to the customer upon acceptance of its call records. When the LEC remits payment of the receivable, we are repaid the advance and receive a financing fee, which generates the "Advance funding program income." Avery maintains a line of credit to provide the funds to finance the advance-funding program. The costs associated with this line of credit produce the "Advance funding program expenses."

   Depreciation and amortization expenses are incurred with respect to certain assets, including computer hardware, software, office equipment, furniture, costs incurred in securing contracts with local telephone companies, goodwill and other intangibles. Asset lives range between three and fifteen years.

   Since the components of "Other income net" change on a period-to-period basis, the items included in this line are explained in the analysis below.

   The results on the "Discontinued operations" represent the results of operations for Primal for the three months ended December 31, 1999 and for the nine months ended September 30, 2000.

Results of Operations for the Nine Months Ended September 30, 2000 and 1999

   The following table sets forth selected statement of operations lines in thousands of actual dollars. The Statement of Operations Data is derived from our unaudited September 30, 2000 and September 30, 1999 financial statements.

Statement of Operations Data:

                                                           Nine Months Ended
                                                             September 30,
                                                           ------------------
                                                             1999      2000
                                                           --------  --------
                                                            (In Thousands)
Revenues.................................................. $ 16,336  $ 27,443
Cost of revenues..........................................  (12,158)  (19,763)
                                                           --------  --------
Gross profit..............................................    4,178     7,680
                                                           --------  --------
Operating expenses (excluding DD&A).......................   (3,581)   (4,040)
Advance funding program income............................      452       227
Advance funding program costs.............................     (193)     (130)
Depreciation and amortization (DD&A)......................     (379)     (416)
                                                           --------  --------
  Total...................................................   (3,701)   (4,359)
                                                           --------  --------
Operating income..........................................      477     3,321
Other income (expense)....................................     (475)      248
                                                           --------  --------
Income (loss) from continuing operations before provision
 for income taxes.........................................        2     3,569
Income tax expense........................................      --      1,095
                                                           --------  --------
Income (loss) from continuing operations..................        2     2,474
Loss from discontinued operations.........................      --     (2,655)
                                                           --------  --------
  Net income (loss)....................................... $      2  $   (181)
                                                           ========  ========

Operating Revenues

   For the first nine months of 2000, billing service revenues increased 71.3% to $26.7 million, from $15.6 million in the first nine months of 1999. The remaining revenue in each period is primarily related to customer service operations. The billing service revenue increase is attributable primarily to an increase in the number of telephone call records processed and billed on behalf of direct dial long distance customers. Revenues derived from year-to-date enhanced billing services customers decreased from the comparable prior year period due to Avery canceling billing contracts with most of its enhanced services customers effective the end of February, 1999. Telephone call record volumes were as follows:

                                                               Nine Months Ended
                                                                 September 30,
                                                               -----------------
                                                                 1999     2000
                                                               -------- --------
                                                                (In Thousands)
   Direct dial long distance..................................  155,619  265,079
   Enhanced billing...........................................      586      530

Cost of Revenues

   The gross profit margin also increased from 25.5% to 28.0% from the prior year to date period to the current period ended September 30, 2000. The increase in gross profit is primarily due to lower LEC billing costs as a percent of sales and higher margins in the customer service department.

Operating Expenses

   Operating expenses, excluding depreciation and amortization, for the first nine months of 2000 increased to $4.0 million, or 14.7% of revenues, from $3.6 million, or 21.9% of revenues, in the comparable period of 1999. The higher operating expenses were primarily due to professional fees, and insurance costs somewhat offset by reduced personnel costs that resulted from lower levels of employment.

Advance Funding Program Income and Expense

   Management has made significant policy changes in regards to the advance funding program. In an effort to reduce the inherent risk involved in advancing customer receivables, HBS Billing Services encouraged and participated in placing current customers with significant financing needs with third party financing companies. HBS Billing Services plans to assist future customers in a similar manner. Although internal advance funding is still available, its scope has been reduced primarily to start up companies and those requiring reduced funding as a percent of gross billable revenue with the LEC. As a result, advance funding program income for the first nine months of 2000 decreased 49.8% to $227,000 from $452,000 in the first nine months of 1999.

   Advance funding program costs for the first nine months of 2000 decreased 32.6% to $130,000 from $193,000 in the comparable period of 1999. The decrease results from our policy decision discussed above.

Depreciation and Amortization

   Depreciation and amortization expense for the nine months ended September 1999 and September 2000 was $379,000 and $416,000, respectively. The increase was due to the addition of equipment at HBS Billing Services.

Income from Continuing Operations

   Operating income from continuing operations in the first nine months of 2000 increased to $3,321,000 or 12.1% of revenues, from $477,000 or 2.9% of revenues, in the first nine months of 1999. The increases in operating income from continuing operations is directly attributable to the significant increases in the volume of call records processed in 2000.

Other Income (Expense), Net

   Other income (expense), net for the nine month period ended September 30, 2000 increased to $248,000 of net income from $475,000 of net expense in 1999. The increase was due to the reduction of interest expense due to lower levels of debt, the elimination of warrant buy back costs incurred in 1999 but not in 2000, and higher interest income associated with higher cash balances.

Income Taxes

   An income tax provision of $1,095,000 was recorded for the nine month period ended September 30, 2000, and none was recorded in the same period in 1999. Income taxes were recorded for continuing operations but are effectively offset on a consolidated basis by the income tax benefit recorded for discontinued operations.

Discontinued Operations

   Loss from discontinued operations was $2,655,000 for the nine months ended September 30, 2000, net of tax benefit of $1,314,000. The income tax benefit is effectively offset on a consolidated basis by the income tax provision from continuing operations. Revenues from discontinued operations were $6,254,000 for the nine months ended September 30, 2000. There were no discontinued operations during the nine months ended September 30, 1999, as Primal was not acquired until after close of business on September 30, 1999.

   Primal designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry primarily utilizing decision support software and internet technologies. In addition, Primal provides billing and customer care software to the wireless communications, Internet telephone and Internet service provider industries.

Results of Operations for the Twelve Months Ended December 31, 1999 and 1998

   The following table sets forth selected statement of operations lines in thousands of actual dollars. The Statement of Operations Data is derived from our audited calendar 1999 and 1998 financial statements.

Statement of Operations Data:

                                                              Years Ended
                                                             December 31,
                                                           ------------------
                                                             1998      1999
                                                           --------  --------
                                                            (In Thousands)
Revenues.................................................. $ 19,634  $ 23,703
Cost of revenues..........................................  (13,044)  (17,386)
                                                           --------  --------
  Gross profit............................................    6,590     6,317
                                                           --------  --------
Operating expenses (excluding DD&A).......................   (3,337)   (4,776)
Charge in connection with terminated customers............   (4,271)      226
Advance funding program income............................    1,418       610
Advance funding program costs.............................     (726)     (269)
Depreciation and amortization (DD&A)......................     (501)     (553)
                                                           --------  --------
  Total...................................................   (7,417)   (4,762)
                                                           --------  --------
Operating income (expense)................................     (827)    1,555
Other expense.............................................     (496)     (485)
                                                           --------  --------
Income (loss) from continuing operations before income
 taxes....................................................   (1,323)    1,070
Income tax benefit........................................      --        648
                                                           --------  --------
Income (loss) from continuing operations..................   (1,323)    1,718
Income from discontinued operations.......................      --        959
                                                           --------  --------
  Net income (loss)....................................... $ (1,323) $  2,677
                                                           ========  ========

Operating Revenues

   Revenues for 1999 increased $4.1 million or 20.7% compared to calendar 1998. The revenue increase is primarily attributable to an increase in the number of telephone call records processed and billed on behalf of direct dial long distance customers offset by a decrease in volumes by higher risk customers (see "Charge in Connection with Terminated Customers" below). Revenues derived from enhanced billing services customers decreased from the comparable prior year due to Avery canceling billing contracts with most of its enhanced services customers effective in the first quarter of 1999. Telephone call record volumes were as follows:

                                                                   Year Ended
                                                                  December 31,
                                                                 ---------------
                                                                  1998    1999
                                                                 ------- -------
                                                                 (In Thousands)
   Direct dial long distance.................................... 110,780 230,006
   Enhanced billing.............................................   2,261     758

Cost of Revenues

   Gross profit margin of 26.7% was achieved for calendar 1999 versus 33.6% for 1998. The decrease in gross profit margin was principally due to the higher level of quantity discounts granted as longer-term customers became eligible for larger discounts and from the decrease in volumes by higher margin/higher risk customers. We currently believe that our gross profit margin could continue to decrease in subsequent periods as larger volume customers are added and as current customers continue to become eligible for larger discounts.

Operating Expenses

   Operating expenses, excluding depreciation and amortization expense, increased $1,439,000, from $3,337,000 in calendar 1998 to $4,776,000 in calendar 1999 primarily due to warrant repurchases classified as compensation, an increase in executive salaries and an increase in the provision for bad debts.

Charge in Connection with Terminated Customers

   Charge in connection with terminated customers was $4,271,000 and $(226,000) in calendar 1998 and calendar 1999, respectively. During 1998, we charged operations with $4,271,000 to reflect our estimate of future refunds required to be paid to the local exchange carriers to cover their refunds to terminated customers for inappropriate charges placed on customers' local phone bills by our customers. Under our billing contracts with the local exchange carriers, we are obligated to repay the local exchange carrier if we are unable to collect from our customers. The inappropriate charges stem from unauthorized switching of long distance service from a consumer's incumbent provider to our customer and placing unauthorized charges for service such as voice mail, internet access and paging on a consumer's local telephone bills. We do not believe that these amounts can be collected from the four customers that generated most of the charges since they are out of business with no material surviving assets.

   During calendar 1999, we were was able to reduce the reserve for charges in connection with terminated customers, which resulted in a credit of $(226,000). The actual costs associated with the total charge relate to actual cash refunds made in calendar 1999 and 1998 of $1,663,000 and $1,471,000, respectively, a $250,000 settlement paid to the FTC, legal fees and other costs.

   We have instituted a series of controls to limit our exposure to this type of refund in the future. The controls include the following:

  . Instituting a system for offsite management to view a wide variety of customer history data over the Internet including the "Pipeline Report," last shipment date, customer dilution rates, credits issued and the "Watch List" discussed below;

  . Including in the customer approval process background checks on principals for all new customers;

  . Requiring advance funding customers to present third party verification bills to us periodically to insure that third party verification is being used for telemarketing customers;

  . Reviewing last shipment date in relation to shipment patterns at each funding of a customer;

  . Reviewing customer dilution rates (in relation to advance rate for funded customers);

  . Reviewing trend of number of calls passing through the IVR system for each customer (The IVR system automatically transfers calls from our customer service department to our customer's customer service department if the customer has its own department);

  .  Reviewing the trend of credits issued for all customers;

  . Reviewing complaints from local exchange carriers and regulatory bodies before each funding;

  . Reviewing the "Pipeline Report" before each funding which shows the net amounts due from the local exchange carriers plus reserves less advances, if any;

  . Placing customers on the "Watch List" if their credits are greater than 5% of their gross revenues for 1+ business or greater that 10% of their gross revenues for enhanced services; and

  . Requiring our chief financial officer's approval for funding to customers on the Watch List and for any terms extended beyond normal terms.

Advance Funding Program Income and Expense

   Advance funding program income was $610,000 in calendar 1999 compared with $1,418,000 in calendar 1998. The period-to-period decrease was primarily the result of financing a lower level of customer receivables under our advance funding program.

   Advance funding program expense was $269,000 in calendar 1999 compared with $726,000 in calendar 1998. In addition to declining in gross dollars between calendar 1998 and calendar 1999, advance funding expense as a percentage of advance funding income dropped from 51% in calendar 1998 to 44% in calendar 1999. This decrease was primarily attributable to declining factoring volumes and our financing more customers' receivables with internally generated funds rather than with funds borrowed through our revolving credit facility.

Depreciation and Amortization

   Depreciation and amortization expense was $553,000 in calendar 1999, and $501,000 in calendar 1998. The increase was due to capital expenditures in late 1998 and early 1999 partially offset by local exchange carrier contracts becoming fully amortized in calendar 1998.

Income (Loss) from Operations

   Operating income for calendar 1999 was $1,555,000 as compared to an operating loss of $827,000 in calendar 1998. The increase results from the 110% increase in call records volumes and the result of the terminated customer charge in calendar 1998.

Other Expense, Net

   Other expense, net was $496,000 during calendar 1998 compared to other expense, net of $485,000 for calendar 1999. These amounts consist of interest income, interest expense and financing costs. Other expense, net was $11,000 and $129,000 in calendar 1998 and calendar 1999, respectively. The increase is due to larger cash balances on hand in 1999 resulting from a decrease in the amount of advance payments to customers and the increase in operating volumes. Interest expense was $388,000 and $292,000 for calendar 1998 and calendar 1999, respectively. Financing costs were $119,000 and $322,000 for calendar 1998 and calendar 1999, respectively. Financing costs primarily consist of warrant exercise price reductions and the non-cash charges associated with issuing warrants with below market value exercise prices and amortization of debt discount.

Income Taxes

   We generated a loss in calendar 1998. Since the utilization of this loss in future periods cannot be assured, no income tax benefit was recorded. We recorded an income tax expense from continuing operations of $648,573 for calendar 1999, which is offset by an income benefit in discontinued operations.

Discontinued Operations

   Income from discontinued operations was $959,000 for the three months ended 1999, net of tax provision of $668,000. Revenues from discontinued operations were $4,548,000 for the three months ended

December 31, 1999. Since Primal was acquired effective as of the close of business on September 30, 1999, there were only three months of operation in 1999 and none in 1998.

   Primal designs, develops and supports an integrated suite of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry and primarily utilizing decision support software and internet technologies. In addition, Primal provides billing and customer care software to the wireless communications, Internet telephone and Internet service provider industries.

Liquidity

   Our cash balance increased to $12.7 million at September 30, 2000, from $5.7 million at December 31, 1999. Large fluctuations in daily cash balances are normal due to the large amount of customer receivables that we collect on behalf of our customers and the increased processing volume at HBS Billing Services. Timing of these payments also produces large movements in day-to-day cash balances. Our working capital position at September 30, 2000 was a negative $7.7 million compared to a negative $3.4 million as of December 31, 1999. The $4.3 million decline in working capital was due to a $6.2 million increase in current liabilities, offset by a $1.9 million increase in current assets. The $6.2 million increase in current liabilities is primarily attributable to a $6.4 million increase in deposits and other payables associated with increased volume, a $1.2 million increase in accrued liabilities and income taxes offset by a $1.5 million decline in accounts payable. The $1.9 million increase in current assets is primarily attributable to a $7.0 million increase in cash offset by a $4.8 million decrease in advanced payment receivables due to our change in direction for financing receivables.

   Our cash balance increased to $5.7 million at December 31, 1999, from $1.1 million at December 31, 1998. Large fluctuations in daily cash balances are normal due to the large amount of customer receivables that we collect on behalf of our customers. Timing of these payments also produces large movements in day-to-day cash balances. Our working capital position at December 31, 1998 was a negative $7.0 million compared to a $3.4 million deficit as of December 31, 1999. The improvement in the negative working capital is primarily attributable to a $3.5 million decline in current liabilities. The decline in current liabilities is primarily related to a $5.8 million decline in the line of credit offset by a $1.4 million increase in deposits and other payables and a $0.9 million increase in accounts payable, accrued expenses and income taxes.

   In March of 1997, we obtained a $7.5 million revolving line of credit facility with a certain lender primarily to draw upon to advance funds to our billing customers prior to collection of the funds from the local telephone companies. This credit facility was extended through September 30, 2000. Borrowings under the credit facility are limited to a portion of our eligible receivables. We believe that the capacity of the lender will be sufficient to fund advances to our billing customers for the foreseeable future and that the amount of the line will be increased as volume dictates. Effective March 20, 1998, the line was increased to $10.0 million. The amount borrowed by us under the credit facility to finance the advance-funding program was $0 at December 31, 1999, and $5.8 million at December 31, 1998. At December 31, 1999 and December 31, 1998, the amounts available under our credit facility were $5.0 million and $4.2 million, respectively.

   Net cash provided by operating activities, excluding discontinued operations, was $2.7 million and $11.6 million for the years ended December 31, 1998 and 1999, respectively. The cash flows provided by operations for 1999 results primarily from a $5.1 million decrease in advance payment receivables due to timing of cash receipts, a $1.4 million decrease in customer deposits and other receivables and a $1.6 million increase in deposits by local exchange carriers. The cash flows provided by operations for 1998 results primarily from a $3.8 increase in net income from continuing operations, a $1.7 million decrease in advance payment receivables due to timing of cash receipts, offset by a $1.3 million decrease in customer deposits and other payables and a $1.0 million decrease in deposits.

   During the year ended December 31, 1998, we spent $683,000 on capital expenditures, $469,000 in the acquisition of treasury stock, $846,000 in the net reduction of notes payable, $1,460,000 in the redemption of preferred stock, $500,000 in the issuance of a notes receivable and the payment of $446,000 of preferred dividends. This use of cash was partially offset by $227,000 from the issuance of shares of stock. During the year ended December 31, 1999, we spent $174,000 on capital expenditures, $116,000 in the acquisition of treasury stock, $468,000 in preferred stock dividends and a net reduction of notes payable of $5,765,000.

   Net cash provided by operating activities, excluding discontinued operations, was $11.4 million for the nine months ending September 30, 2000, compared to $7.5 million for the same period in 1999. The $11.4 million of cash flows provided by operations for 2000 results primarily from $2.9 million net income and non-cash items from continuing operations, $6.4 million increase in deposits and other payables related to customers, a $4.8 million decrease in advance payment receivables offset by a $2.4 million increase in customer deposits. The $7.5 million cash flows provided by operations for 1999 results primarily from a $5.5 million decrease in advance payment receivables, a $1.5 million increase in accounts payable and accrued liabilities, a $1.0 million increase in customer deposits, and $0.6 million of net income and non-cash items from continuing operations, offset by a $1.6 million decrease in deposits and other payables to customers.

   During the period ended September 30, 2000, we issued $2.3 million of notes receivable to former Primal stockholders and a related company, purchased $71,000 of property and equipment and paid preferred dividends of $247,000, offset by proceeds generated from the sale of preferred and common stock of $134,000. During the comparable period in 1999, we spent $168,000 on capital expenditures, $267,000 of costs associated with the Primal acquisition, $253,000 in preferred dividends, $116,000 in the purchase of treasury stock, and $5.7 million to pay off our line of credit with a financial institution.

   Our operating cash requirements consist principally of working capital requirements, requirements under our advance-funding program, scheduled payments of preferred dividends and capital expenditures. In accordance with the distribution agreement, we advanced an additional $2,000,000 of cash to Primal during the quarter ending December 31, 2000. We believe cash flows generated from operations, the exercise of warrants and options and future borrowings, if required, will be sufficient to fund capital expenditures, advance funding requirements, working capital needs and funding requirements in the foreseeable future.

                                    BUSINESS

General

   Avery is a telecommunications service company which, through its operating subsidiary, HBS Billing Services Company, is engaged in providing billing and collection services for inter-exchange carriers and long-distance resellers.

HBS Billing Services Company

 General

   HBS Billing Services Company is a third-party billing clearinghouse for the telecommunications industry. HBS Billing Services' customers consist primarily of direct dial long distance telephone companies. HBS Billing Services maintains billing arrangements with approximately 1,300 telephone companies that provide access lines to, and collect for services from, end-users of telecommunication services. HBS Billing Services processes transaction records and collects the related end-user charges from these telephone companies for its customers.

   HBS Billing Services' customers use HBS Billing Services as a billing clearinghouse for processing records generated by their end-users. Although such carriers can bill end-users directly, HBS Billing Services provides these carriers with a cost-effective means of billing and collecting residential and small commercial accounts.

   HBS Billing Services acts as an aggregator of telephone call records and other transactions from various sources, and, due to its large volume, receives discounted billing costs from the telephone companies and can pass on these discounts to its customers. Additionally, HBS Billing Services can provide its services to those long distance resellers that would otherwise not be able to make the investments necessary to meet the minimum fees, systems, infrastructure and volume commitments required to establish and maintain relationships with the telephone companies.

   HBS Billing Services is obligated to pay minimum usage charges over the lifetime of most local exchange carrier billing contracts. Each contract has a minimum usage amount which relates to HBS Billing Services' customers' sales volume to be processed through the local exchange carrier. The remaining minimum usage for significant contracts at December 31, 1999, totaled $6.1 million through 2003. As a frame of reference, customers' sales processed by HBS Billing Services relating to all contracts in January, 2000 were approximately $35.6 million. A portion of this amount applies to the minimum usage requirements. The billing and collection agreements do not provide for any penalties other than payment of the obligation should the usage levels not be met. HBS Billing Services has met all such volume commitments in the past and anticipates exceeding the minimum usage volumes with all of these vendors.

   HBS Billing Services also provides enhanced billing services for transactions related to providers of premium services or products that can be billed through the local telephone companies, such as Internet access, voice mail services, and other telecommunications charges, although this business was significantly reduced in 1999.

 Industry Background

   Billing clearinghouses in the telecommunications industry developed out of the 1984 breakup of AT&T and the Bell System. In connection with the breakup, the local telephone companies that make up the regional Bell operating companies, Southern New England Telephone, Cincinnati Bell and GTE, were required to provide billing and collection services on a nondiscriminatory basis to all carriers that provided telecommunication services to their end-user customers. Due to both the cost of acquiring and the minimum charges associated with many of the local telephone company billing and collection agreements, only the largest long distance carriers, including AT&T, MCI and Sprint, could afford the option of billing directly through the local telephone companies. Several companies, including HBS Billing Services, entered into these billing and collection agreements and became aggregators of telephone call records of third-tier long distance companies, thereby becoming "third-party clearinghouses." Today, HBS Billing Services provides billing clearinghouse services to approximately 29 customers in the telecommunications industry.

   Third-party clearinghouses such as HBS Billing Services process these telephone call records and other transactions and submit them to the local telephone companies for inclusion in their monthly bills to end-users. Generally, as the local telephone companies collect payments from end-users, they remit them to the third-party clearinghouses who, in turn, remit payments to their customers.

 Billing Clearinghouse Services

   In general, HBS Billing Services performs billing clearinghouse services under billing and collection agreements with local telephone companies. HBS Billing Services performs direct dial long distance billing, which is the billing of "1+" long distance telephone calls to individual residential customers and small commercial accounts. In addition, HBS Billing Services performs enhanced billing clearinghouse services for other telecommunication services, such as Internet access, paging services, and voice mail services.

 Billing Process

   Local telephone company billing relates to billing for transactions that are included in the monthly local telephone bill of the end-user as opposed to a direct bill that the end-user would receive directly from the telecommunications or other services provider.

   HBS Billing Services' customers submit telephone call record data in batches on a daily to monthly basis, but typically in weekly intervals. The data is submitted electronically.

   HBS Billing Services, through its proprietary software, sets up an account receivable for each batch of call records that it processes and processes the record to determine its validity. HBS Billing Services then submits the relevant billable telephone call records and other transactions to the appropriate local telephone company for billing and collection. HBS Billing Services monitors and tracks each account receivable by customer and by batch throughout the billing and collection process.

   The local telephone companies then include the charges for these telephone call records and other transactions in their monthly local telephone bills, collect the payments and remit the collected funds to HBS Billing Services for payment to its customers.

   The complete cycle can take up to 18 months from the time the records are submitted for billing until all bad debt reserves are "trued up" with actual bad debt experience. However, the billing and collection agreements provide for the local telephone companies to purchase the accounts receivable, with recourse, within a 42- to 90-day period. The payment cycle from the time call records are transmitted to the local telephone companies to the initial receipt of funds by HBS Billing Services is, on average, approximately 50 days.

   HBS Billing Services accrues for end-user customer service refunds, holdback reserves and certain adjustments charged to HBS Billing Services by the local telephone companies. HBS Billing Services reviews the activity of its customer base to detect potential losses. If there is uncertainty with respect to an account in an amount which exceeds its holdback reserve, HBS Billing Services can discontinue paying the customer in order to hold funds to cover future end-user customer service refunds, bad debt and unbillable adjustments. If a customer discontinues doing business with HBS Billing Services and there are insufficient funds being held to cover future refunds and adjustments, HBS Billing Services' only recourse is through legal action.

   HBS Billing Services processes the tax records associated with each customer's submitted telephone call records and other transactions and files certain federal excise and state and local telecommunications-related tax returns covering such records and transactions for its customers. HBS Billing Services currently submits state and local tax returns for its customers in over 500 taxing jurisdictions.

   HBS Billing Services provides end-user customer service for billed telephone records. This service allows end-users to make inquiries regarding transactions for which they were billed directly to HBS Billing Services' customer service call center. HBS Billing Services' customer service telephone number is included in the local telephone company bill to the end-user, and HBS Billing Services' customer service representatives are authorized to resolve end-user disputes regarding such transactions.

   HBS Billing Services' operating revenues consist of a processing fee that is assessed to customers either as a fee charged for each telephone call record or other transaction processed, and a customer service inquiry fee that is assessed to customers as a fee charged for each billing inquiry made by end-users. Any fees charged to HBS Billing Services by local telephone companies for billing and collection services are also included in revenues and are passed through to the customer.

 Operations

   HBS Billing Services' billing clearinghouse services are highly automated through HBS Billing Services' proprietary computer software. The staff required to provide HBS Billing Services' billing clearinghouse and information management services is largely administrative and the number of employees is not directly volume sensitive. All of HBS Billing Services' customers submit their records to HBS Billing Services using electronic transmission protocols directly into HBS Billing Services' electronic bulletin board or over the Internet. These records are automatically accessed by HBS Billing Services' proprietary software, processed, and submitted to the local telephone companies. Upon completion of the billing process, HBS Billing Services provides reports relating to billable records and returns any unbillable records to its customers electronically through the bulletin board or through the Internet.

   HBS Billing Services has made a significant investment in computer systems so that its customers' call records are processed and ready to be submitted to the local telephone companies in a timely manner, generally within 24 hours of receipt by HBS Billing Services.

   HBS Billing Services' contracts with its customers provide for the billing services required by the customer, specifying, among other things, the services to be provided and the cost and term of the services. Once the customer executes an agreement, HBS Billing Services updates tables within each of the local telephone companies' billing systems to control the type of records processed, the products or services allowed by the local telephone companies, and the printing of the customer's name on the end-user's monthly bill. While these local telephone company tables are being updated, HBS Billing Services' technical support staff tests the customer's records through its proprietary software to ensure that the records can be transmitted to the local telephone companies.

   HBS Billing Services maintains a relatively small direct sales force and accomplishes most of its marketing efforts through active participation in telecommunications industry trade shows and advertising in trade journals and other industry publications.

 Customers

   HBS Billing Services provides billing and information management services to the following categories of telecommunications services providers:

  . Inter-exchange Carriers or Long Distance Companies: Facilities-based carriers that possess their own telecommunications switching equipment and networks and that provide traditional land line direct dial telecommunications services.

  . Switchless Resellers: Marketing organizations, affinity groups, and aggregator operations that buy direct dial long distance services in volume at wholesale rates from a facilities-based long distance company and sell it back to individual customers at market rates.

  . Information Providers: Companies that provide various forms of information or voice mail services to subscribers.

   Other customers include suppliers of various forms of telecommunications equipment, Internet services and paging companies.

   HBS Billing Services has two material customers which represented 46% and 26%, respectively, of total call records processed in calendar 1999.

 Competition

   HBS Billing Services operates in a highly competitive segment of the telecommunications industry. Competition among the clearinghouses is based on the quality of information reporting, program flexibility, collection history, the speed of collections, the price of services and availability of an advanced funding program. Except for Billing Concepts Corp., all other third-party clearinghouses are either privately held or are part of a larger parent company. Management believes, based on publicly available independent industry research reports, that Billing Concepts is presently the largest participant in the third-party clearinghouse industry in the United States, followed by OAN Services, Inc. These competitors and other third-party clearinghouses have greater name recognition than HBS Billing Services, and have, or have access to, substantially greater financial and personnel resources than those available to HBS Billing Services.

   As a large user of local exchange carrier billing services, HBS Billing Services enjoys favorable rates and passes the benefits of its buying power on to its customers. We believe that HBS Billing Services enjoys a good reputation within the industry for the timeliness and accuracy of its collections and disbursements to customers.

   Several significant challenges face potential new entrants in the local telephone company billing services industry. The cost to acquire the necessary billing and collection agreements is significant, as is the cost to develop and implement the required systems for processing telephone call records and other transactions. Additionally, most billing and collection agreements require a user to make substantial monthly or annual volume commitments. Given these factors, the average cost of billing and collecting a record could hinder efforts to compete effectively on price until a new entrant could generate sufficient volume. The price charged by most local telephone companies for billing and collection services is based on volume commitments and actual volumes being processed.

   Since most customers in the billing clearinghouse industry are under contracts with a minimum term of at least one year, penetration of the existing market will be difficult. In addition, a new entrant must be financially sound and have system integrity because funds collected by the local telephone companies flow through the third-party clearinghouse, which then distributes the funds to the customer whose traffic is being billed.

 Insurance

   Avery does not maintain errors and omissions insurance for the business conducted by HBS Billing Services.

 Employees

   At December 31, 1999, HBS Billing Services had 44 full-time employees, including two executive officers, two sales and marketing personnel, eight technical and operations personnel, eight accounting, administrative and support personnel, and 24 customer service representatives and related support personnel. HBS Billing Services' employees are not represented by a union. HBS Billing Services believes that its employee relations are good.

                              PRIMAL DISTRIBUTION

   On February 12, 2001, Avery distributed 100% of the outstanding capital stock of Primal to its securityholders. Accordingly, as of such date, Avery had no further ownership interest in Primal or its subsidiary, Wireless Billing Systems.

   Of the capital stock distributed, 32% was distributed to the seven original stockholders of Primal at the time of Primal's acquisition by Avery in redemption of 4,976,401 shares of our series g voting preferred stock issued to these persons in connection with our acquisition of Primal. The shares of our series g voting preferred stock are now held of record as follows: John Faltys -- 655,604 shares; Joseph R. Simrell and David Haynes-- 464,505 shares each; Mark J. Nielsen -- 354,763 shares; and Arun Anand, Murani Cholappadi and Sanjay Gupta -- 70,372 shares each. On the date of the distribution, the aggregate 2,150,493 shares of series g voting preferred stock outstanding were convertible into 2,150,493 shares of Avery's common stock, or 15% of the total 14,336,618 shares of Avery's common stock outstanding on such date and reserved for issuance upon the exercise of options and the conversion of convertible securities outstanding on such date. As part of the distribution, the exercise prices of Avery's outstanding options and the conversion prices of Avery's convertible securities were adjusted to reflect the distribution. As a result of such adjustments, on February 12, 2001, Avery had a total of 16,002,540 shares of common stock outstanding and reserved for issuance upon the exercise of options and the conversion of convertible securities. Accordingly, the conversion price of the series g preferred stock was decreased from $1.00 to $0.895896, and the 2,150,493 shares of the series g voting preferred stock held by the original Primal stockholders became convertible into an aggregate 2,400,381 shares of Avery's common stock, or 15% of the total 16,002,540 shares of Avery's common stock outstanding and reserved for issuance upon the exercise of options outstanding and the conversion of convertible securities outstanding on such date.

   Readers should read the information under the captions "Avery" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--General" for more detailed information regarding the distribution of Primal and related transactions.

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth certain information with respect to the directors and executive officers of Avery.

   Name                     Age Position
   ----                     --- --------
   Patrick J. Haynes, III   51  Director, Chairman of the Board, President and Chief Executive Officer
   Scot M. McCormick        46  Director, Vice President, Chief Financial Officer and Secretary
   Norman M. Phipps         40  Director
   J. Alan Lindauer         60  Director
   Robert T. Isham, Jr.     47  Director

   Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

   Patrick J. Haynes, III has served as a director and Chairman of the Board of Avery since November 1995. Mr. Haynes was elected President and Chief Executive Officer of Avery in July 1998, and served in such capacity until December 1, 1998. On May 5, 2000, Mr. Haynes was re-elected as President and Chief Executive Officer of Avery. In 1992, Mr. Haynes founded and became President of American Communications Services, Inc., a start-up, fiber optic, competitive access provider telephone company. Mr. Haynes directed development of the strategic plan, put management in place and operated the company on a day-to-day basis for 18 months. He also advised and consulted in connection with the placement of $52 million in equity and $81 million in debt. American Communications is now a NASDAQ-listed company with a market capitalization in excess of $400 million. Mr. Haynes is the Senior Managing Director of the Thurston Group, Inc., a private merchant bank in Chicago. Mr. Haynes and Russell T. Stern, Jr. founded the Thurston Group in 1987. Previously, Mr. Haynes was associated with Merrill Lynch, Oppenheimer & Company, and Lehman Brothers as an investment banker.

   Scot M. McCormick has served as Vice President, Chief Financial Officer and Secretary of Avery since July 1996. Mr. McCormick was elected as a director and to the office of Secretary in July 1998. Prior to becoming the Chief Financial Officer of Avery, Mr. McCormick was a consultant to Avery from 1995 through June 1996. From 1993 to 1995, Mr. McCormick served as Chief Financial Officer and Secretary of The Park Corporation in Barrington, Illinois. From 1990 to 1993, he served as Chief Financial and Administrative Officer and Secretary of Whitestar Graphics, Inc. From 1978 to 1990, Mr. McCormick was associated with the Crown organization in Chicago, including Controller of American Envelope Company from 1980 to 1990. From 1976 to 1978, Mr. McCormick worked for Coopers & Lybrand.

   Norman M. Phipps has served as a director of Avery since November 1995. Mr. Phipps is a director of LogiMetrics, Inc., a company primarily involved in the manufacture of infrastructure equipment for the wireless broadband telecommunications market. Mr. Phipps has served as the President and Chief Operating Officer of LogiMetrics since April 1997, and also as interim Chief Financial Officer since March 1998. From May 1996 to April 1997, Mr. Phipps served as Chairman of the Board and Acting President of LogiMetrics. Mr. Phipps has served as a principal of two private investment firms, Phipps, Teman & Company, L.L.C. (from January 1994 to December 1997) and CP Capital Partners (from January 1991 to December 1993).

   J. Alan Lindauer has served as a director of Avery since November 1995. Mr. Lindauer currently serves as President of Waterside Capital and has served as President of Waterside Management, Inc., a business consulting firm, since 1986. Mr. Lindauer has also served as a director of Commerce Bank of Virginia since 1986 and serves as chair of its Loan Committee, Norfolk Division, and a member of the Executive, Trust, Marketing, Compensation, and Mergers & Acquisition Committees. Mr. Lindauer served as director of Citizens Trust Bank from 1982 to 1985 as well as a member of its Trust and Loan Committees. Mr. Lindauer founded Minute-Man Fuels in 1963 and managed Minute-Man Fuels until 1985.

   Robert T. Isham, Jr. originally served as a director of Avery from November 1995 to March 1996, and then rejoined the Board in July 1998. Mr. Isham is currently a managing director of the Thurston Group, Inc., a private merchant bank based in Chicago. Previously, he ran his own commercial law practice in Chicago and, before that, he was a partner with the law firm of McDermott, Will & Emery.

Significant Employee

   Harold D. ("Rick") Box is Vice President of Operations and Marketing of HBS Billing Services. Mr. Box has been involved in the telecommunications industry since 1983 in areas such as paging, long distance and local exchange carrier clearing house services. He served as Director of Client Relations for HBS Billing Services' major competitor, Zero Plus Dialing (a subsidiary of Billing Concepts, Inc.) from 1988 to 1993. He was a Vice President of Operations of Home Owners Long Distance Incorporated from 1993 to 1994 and a founding partner of HBS Billing Services.

Compensation of Directors

   Each member of the Board receives a one-time warrant to purchase 75,000 shares of common stock at an exercise price determined by the Board at the time of issuance. Each non-employee director also receives an annual stipend of $20,000 and an annual grant of options to purchase 10,000 shares of common stock at an exercise price determined by the board at the time of the grant. The non-employee directors of Avery also receive $1,000 for each meeting attended, plus reimbursement of travel expenses.

Executive Compensation

   The following table summarizes certain information relating to the compensation paid or accrued by Avery for services rendered during the years ended December 31, 1999 and 1998, to each person serving as its Chief Executive Officer and each of Avery's other most highly paid executive officers whose total annual salary and bonus for the years ended December 31, 1999 and 1998, exceeded $100,000.

                      Summary Executive Compensation Table

                                               Annual Compensation
                          -------------------------------------------------------------
                                                                         Long-Term
Name and Principal        Fiscal  Salary              Other Annual      Compensation
Position                   Year    ($)    Bonus ($) Compensation ($) Awards/Options (#)
------------------        ------ -------- --------- ---------------- ------------------
Patrick J. Haynes,         1999  $200,000 $100,000      $36,804           100,000
 III(/1/)...............   1998  $100,000 $     --      $30,000           420,000
 Chairman of the Board
Mark J.
 Nielsen(/2/)(/3/)......   1999  $200,000 $117,500      $14,400                --
 President and Chief       1998  $ 16,667 $     --      $    --           925,000
 Executive Officer
Scot M. McCormick(/3/)..   1999  $130,000 $ 50,000      $12,912           150,000
 Vice President, Chief     1998  $122,667 $ 35,000      $    --            75,000
 Financial Officer
 and Secretary

--------
(/1/)Mr. Haynes served as the Chief Executive Officer of Avery through November
     30, 1998. "Other Annual Compensation" represents monthly automobile allowance and premiums for health, life, disability and medical insurance.
(/2/)Mr. Nielsen became the Chief Executive Officer of Avery on December 1,
     1998.
(/3/)"Other Annual Compensation" includes premiums for health, life, disability and medical insurance.

                       Option Grants in Last Fiscal Year

                               Indvidual Grants
-------------------------------------------------------------------------------
                          Number of    % of Total
                          Securities    Options
                          Underlying   Granted to
                           Options     Employees    Exercise or Base Expiration
Name                       Granted   in Fiscal Year   Price ($/Sh)      Date
----                      ---------- -------------- ---------------- ----------
Patrick J. Haynes, III...  100,000         8.0%          $1.63        11/18/09
Scot M. McCormick........  150,000        11.9%          $1.63        11/18/04

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                   Number of
                                                  Securities        Value of
                                                  Underlying      Unexercised
                                                  Unexercised     In-the-Money
                                                  Options at       Options at
                                                   FY-End(#)       FY-End($)

              Shares Acquired                    Exercisable/     Exercisable/
Name          on Exercise (#) Value Realized($)  Unexercisable   Unexercisable
----          --------------- -----------------  -------------   -------------
Patrick J.
 Haynes,
 III........        --               --         380,000/140,000 $ 37,500/$0
Mark J.
 Neilsen....        --               --         925,000/0       $      0/$0
Scot M.
 McCormick..        --               --         125,000/100,000 $ 56,250/$37,500

Employment Agreements

   Effective July 1, 1998, Mr. Haynes entered into an employment agreement with Avery. Under his employment agreement, Mr. Haynes serves as Chairman of the Board, President and Chief Executive Officer, subject to the Board of Directors' power to elect and remove officers of Avery. The employment agreement expires June 30, 2003. Mr. Haynes' initial base salary is $200,000 annually. In addition, Mr. Haynes is entitled to receive bonuses based on performance goals as established by the Board, to receive stock options, to participate in applicable incentive plans established by Avery, to participate in Avery's hospitalization and major medical plans, or, at his option, to be reimbursed for amounts paid by Mr. Haynes for comparable coverage, and to an automobile of his choice. Mr. Haynes also received a ten-year warrant to purchase 420,000 shares of common stock at $3.00 per share.

   Effective January 1, 2000, Scot M. McCormick entered into an employment agreement with Avery. Under his employment agreement, Mr. McCormick serves as Vice President, Chief Financial Officer and Secretary, subject to the Board of Directors' power to elect and remove officers of Avery. The employment agreement expires December 31, 2001, and will automatically be renewed for additional terms unless either party notifies the other prior to November 1 of a given year that they do not wish to renew the agreement. Mr. McCormick's initial base salary is $143,000 annually. In addition, Mr. McCormick is entitled to annual incentive compensation in an amount equal to 40% of his annual salary if certain performance goals established by the Board of Directors are met or exceeded. Mr. McCormick is entitled to participate in applicable incentive plans established by Avery, to participate in Avery's hospitalization and major medical plans, or, at his option, to be reimbursed for amounts paid by Mr. McCormick for comparable coverage, and to receive such other bonuses as the Board may determine in its sole discretion.

   Effective November 1, 1996, Harold D. Box entered into an employment and noncompetition agreement with HBS Billing Services. Under his employment agreement, Mr. Box will serve as Vice President of Operations and Marketing of HBS Billing Services, subject to the general partner's power to elect and remove officers of HBS Billing Services. The employment agreement expires on December 31, 2001, and will automatically be renewed for additional terms of one year unless either party notifies the other prior to January of a given year that they do not wish to renew the employment agreement. Mr. Box is entitled to receive an annual salary of $100,000, subject to standard payroll deductions, and is entitled to receive the same benefits as HBS Billing Services provides to other employees at comparable salaries and responsibilities to those of Mr. Box. In addition, Mr. Box is entitled to participate in HBS Billing Services' profit sharing plan, entitled to receive up to 83,333 shares of common stock in each of calendar years 1998, 1999, 2000 and 2001 if HBS Billing Services' pre-tax earnings equal or exceed certain specified targets for the respective preceding year, and to receive such other bonuses as the Board may determine in its sole discretion.

   The employment agreement with Mr. Box contains certain covenants by such employee not to compete with the business of Avery. A state court may determine not to enforce, or only partially enforce, these covenants.

Limitation of Liability and Indemnification

 Section 145 of the Delaware General Corporation Law

   Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(c) provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

   Section 145(d) provides that any indemnification under subsections (a) and
(b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

  . by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

  . by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

  . if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

  .  by the stockholders.

   Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

 Certificate of Incorporation

   The certificate of incorporation of Avery provides that a director of Avery shall not be liable to Avery or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves

  .  a breach of the director's duty of loyalty to Avery or its stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . liability for unlawful dividend payments or stock purchases or redemptions; or

  . a transaction from which the director derived an improper personal benefit.

   The certificate of incorporation of Avery provides that Avery shall indemnify all persons whom it may indemnify to the fullest extent permitted by law.

 Bylaws

   The bylaws of Avery generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that Avery's directors and officers will at all times be indemnified to the maximum extent permitted by law.

 Indemnification Agreements

   Avery has entered into indemnification agreements with each of its directors and executive officers. These agreements provide the directors and executive officers of Avery with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses, establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of Avery.

 D&O Insurance

   Avery has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of Avery, including liabilities arising under the Securities Act.

 SEC Policy on Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Avery pursuant to the foregoing provisions, or otherwise, Avery has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

   In December 1998, Avery's Board of Directors authorized Avery to repurchase any or all of its outstanding warrants for a price of $1.00 per underlying share. In December 1998, Avery repurchased warrants held by Waveland, LLC to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. On January 5, 1999, Avery repurchased warrants held by the Thurston Group to purchase 300,000 shares of common stock at an exercise price of $1.00 per share and warrants to purchase 200,000 shares of common stock at $1.50 per share. On March 31, 1998, Avery repurchased warrants held by the Thurston Group to purchase 80,000 shares of common stock at an exercise price of $1.50 per share. On April 16, 1999, Avery repurchased warrants held by Thurston Interests, LLC to purchase 41,746 shares of common stock at an exercise price of $1.50 per share. Of the total $621,736 used to repurchase the warrants, $300,000 was classified as compensation paid to Mr. Haynes. None of this amount was classified as compensation paid to Mr. Isham. Waveland, Thurston Group and Thurston Interests are affiliates of Mr. Haynes. Thurston Group and Thurston Interests are also affiliates of Mr. Isham.

   Mark J. Nielsen, who was at the time Avery's President and Chief Executive Officer, was also the Chairman of Primal and owned approximately 16.04% of the Primal common equity on a fully diluted basis at the time the agreement to acquire Primal was entered and at the close of business on September 30, 1999, the date the acquisition was completed. Mr. Nielsen received 320,893 shares of Avery's convertible preferred stock in the merger. Each share of Avery's convertible preferred stock issued in the merger was immediately convertible into shares of Avery's common stock on a one-for-one basis.

   In contemplation of entering into an agreement for the acquisition of Primal, Avery made a $100,000 working capital loan to Primal on December 15, 1998. The loan was secured by a first lien on the accounts receivable of Primal. On January 25, 1999, the working capital loan was increased to $180,000. This loan was replaced with the loan described in the following paragraph.

   In contemplation of the Corsair transaction, on February 3, 1999, Avery agreed to loan Primal up to $1,000,000 on a revolving credit basis in replacement of the then-outstanding $180,000 loan described above. This loan was secured by a pledge of all the stock of Primal Billing Solutions, the wholly owned subsidiary of Primal that acquired the Corsair assets, and by a security interest in all of the accounts receivable and general intangibles, including all intellectual property of Primal Systems. As noted above, Avery completed its acquisition of Primal after the close of business on September 30, 1999, and the loan was paid in full.

   Please see the information under the caption "Change In Control of Avery" for information regarding other transactions involving the directors and officers of Avery.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Avery's Voting Securities

   On March 20, 2001, Avery had 10,062,076 shares of common stock, 1,500,000 shares of series d preferred stock, and 2,150,493 shares of series g preferred stock outstanding. The holders of the series d preferred stock are presently entitled to one vote per share on any matters submitted to Avery's stockholders for a vote. The holders of the series g preferred stock are presently entitled to 1.1162 votes per share on any matters submitted to Avery's stockholders for a vote. The holders of these securities vote as a single class on all matters submitted to Avery's stockholders for a vote unless a separate vote is otherwise required by law or Avery's certificate of incorporation.

   Therefore, as of March 20, 2001, a total of 13,962,457 shares of Avery's voting securities were outstanding, all of which constitute a single class of voting securities.

   The following table sets forth information for any person who is known to Avery to be the beneficial owner of more than five percent of Avery's single class of voting securities. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

  . voting power, which includes the power to vote, or to direct the voting, of such security; and/or

  . investment power, which includes the power to dispose, or to direct the disposition of, such security.

   All of Avery's voting securities beneficially owned by a person, regardless of the form which such beneficial ownership takes, have been aggregated in calculating the number of shares beneficially owned by such person. In making these calculations, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days

  .  through the exercise of any option, warrant or right;

  .  through the conversion of a security;

  . pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or

  . pursuant to automatic termination of a trust, discretionary account, or similar arrangement.

   Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges and beneficially owned by a person in the table below are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

                                                               Number   Percent
  Name of Beneficial Owner                                    of Shares of Class
  ------------------------                                    --------- --------
Patrick J. Haynes, III(1)(4)................................. 4,767,584  26.7%
Thurston Group, Inc.(1)(4)................................... 3,992,965  22.5%
J. Alan Lindauer(2).......................................... 2,255,367  14.4%
Waterside Capital Corporation(2)............................. 2,157,667  13.8%
John Faltys(3)(4)............................................   731,785   5.0%

--------
(1) The business address of this person is 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603. The shares shown as beneficially owned by Mr. Haynes include all the shares beneficially owned by the Thurston Group, Inc., of which Mr. Haynes is the Senior Managing Director.
(2) The business address for this person is 300 East Main Street, Suite 1380, Norfolk, VA 23510. The shares shown as beneficially owned by Mr. Lindauer include all the shares beneficially owned by Waterside Capital Corporation, of which Mr. Lindauer is President and a director.
(3) The business address for this person is 18881 Von Karman, Suite 500, Irvine, California 92612.
(4) The shares shown as beneficially owned by Mr. Faltys include 731,785 of the shares beneficially owned by the Thurston Group, Inc. The Thurston Group, Inc. holds a proxy to vote all of these shares.

Security Ownership of Management

   The following table sets forth information as of March 20, 2001, as to each class of Avery's equity securities beneficially owned by each director, by each executive officer, and by all directors and executive officers as a group. In calculating the ownership percentages for Avery's common stock, we used the 10,062,076 shares of common stock outstanding on March 20, 2001. Since these calculations do not include the two series of Avery's voting preferred stock included in the calculations in the preceding table, the beneficial ownership percentages set forth below will differ from those set forth in the preceding table.

                              Common Stock             Preferred Stock
                           ---------------------- ----------------------------
                             Number      Percent          Number      Percent
  Name of Beneficial Owner of Shares     of Class Series of Shares    of Class
  ------------------------ ----------    -------- ------ ---------    --------
Patrick J. Haynes,
 III(1)...................  4,767,584(2)  34.2%      B     100,000(2)   25.6%
                                                     D   1,500,000(2)  100.0%
                                                     G   2,400,381(2)  100.0%

Scot M. McCormick(1)......    245,000      2.4%

Norman M. Phipps(3).......     75,000      0.7%

J. Alan Lindauer(4).......    812,867(5)  19.1%

Robert T. Isham, Jr.(1)...    187,355(6)   1.8%      A       8,333(6)    5.3%

All directors and
 executive officers as a
 group (2)(5)(6).......... 11,825,993     47.9%      A       8,333       5.3%
                                                     B     100,000      25.6%
                                                     D   1,500,000     100.0%
                                                     G   7,126,894     100.0%

--------
 (1) The business address for this person is 190 South LaSalle Street, Suite 1710, Chicago, Illinois 60603.
 (2) Includes 3,992,965 shares beneficially owned by the Thurston Group, Inc., of which Mr. Haynes is the Senior Managing Director, 691,286 shares beneficially owned by Waveland, LLC, of which Mr. Haynes is the owner, and 83,333 held in escrow by Bank One, Texas, N.A., for the benefit of the former owners of HBS Billing Services and for which Mr. Haynes has an irrevocable proxy. Of these shares, 45,286 represent shares that may be acquired within 60 days upon the exercise of options or warrants, 1,416,667 represent shares that may be acquired within 60 days upon the conversion of convertible securities, and 2,400,381 represent the total number of votes represented by the 2,150,493 shares of the series g preferred stock for which the Thurston Group, Inc. has an irrevocable proxy.
 (3) The business address of this person is 435 Moreland Road, Hauppauge, New York 11788.
 (4) The business address for this person is 300 East Main Street, Suite 1380, Norfolk, Virginia 23510.
 (5) Of these shares, 715,167 are beneficially owned by Waterside Capital Corporation, of which Mr. Lindauer is President and a director. Of these shares, 466,667 represent shares that may be acquired within 60 days upon the conversion of a convertible note and 1,250,000 represent shares that may be acquired within 60 days upon the conversion of convertible securities.
 (6) Of these shares, 117,487 represent shares that may be acquired within 60 days upon the exercise of options and warrants, 3,138,889 represent shares that may be acquired within 60 days upon the conversion of convertible securities and 2,400,381 represent the total number of votes represented by the 2,150,493 shares of the series g preferred stock for which the Thurston Group has an irrevocable proxy.

                           CHANGE IN CONTROL OF AVERY

   On August 1, 2000, as part of a distribution agreement providing for us to distribute all the shares of our subsidiary, Primal Solutions, Inc., to our securityholders, Thurston Group, Inc. acquired a proxy to vote 7,126,894 shares of our series g voting preferred stock.

   Thurston Group is controlled by Patrick J. Haynes, III, the Chairman of
Avery.

   After being granted the proxy to vote the 7,126,894 shares of our series g voting preferred stock, Mr. Haynes had the right to vote or to direct the voting of an aggregate of 10,360,485 shares, or approximately 50.5%, of our 20,524,158 then outstanding voting securities.

   The 7,126,894 shares of our series g voting preferred stock were issued to the original seven stockholders of Primal, John Faltys, Joseph R. Simrell, David Haynes, Mark J. Nielsen, Arun Anand, Murari Cholappadi, and Sanjay Gupta, in exchange for an aggregate of 7,126,894 shares of our series f non-voting preferred stock as part of a series of transactions in contemplation of our distribution of all the issued and outstanding shares of Primal to our securityholders.

   As described in this prospectus under the caption "Primal Distribution," we completed the distribution of Primal to our stockholders on February 12, 2001. In connection with the distribution, Avery redeemed 4,976,401 shares of the series g preferred stock from the original seven stockholders of Primal in exchange for shares of Primal common stock representing 32% of Primal's outstanding common stock. As a result of these and other transactions since August 1, 2000, Mr. Haynes presently beneficially owns 26.7% of our outstanding voting securities. Excluding shares of common stock that Mr. Haynes and others could acquire within 60 days upon the exercise of options and the conversion of shares of preferred stock, Mr. Haynes presently beneficially owns 34.4% of our outstanding voting securities.

   Patrick J. Haynes, III and David Haynes are not related.

                          DESCRIPTION OF CAPITAL STOCK

   Avery's amended articles of incorporation authorize 20,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of March 20, 2001, 10,062,076 shares of common stock were outstanding, which excludes 1,215,216 shares held by Avery as treasury shares. As of such date, there were approximately 345 record holders. In addition, Avery has issued and outstanding 391,667 shares of series a convertible preferred stock, 390,000 shares of series b convertible preferred stock, 40,000 shares of series c convertible preferred stock, 1,500,000 shares of series d convertible voting preferred stock, 2,150,493 shares of series g participating convertible voting preferred stock and 1,600,000 shares of series h convertible preferred stock.

Common Stock

   Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Directors of Avery are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

   Holders of common stock are entitled to receive dividends if, as and when declared by Avery's board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of Avery's outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which Avery may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

Senior Preferred Stock

   The board of directors has designated 1,500,000 shares of preferred stock as the series d senior cumulative convertible redeemable preferred stock, all of which are issued and outstanding.

   The holders of the series d senior preferred stock are entitled to preferential quarterly dividends to the common stock payable at the rate of $.025 per share. Upon liquidation, dissolution or winding-up of Avery, holders of the series d senior preferred stock are each entitled to receive a liquidation distribution of $1.00, plus any unpaid accumulated dividends to date in preference to the holders of the common stock, but subject to liquidation preference of the series d senior preferred stock and any other senior preferred stock which may be designated in the future.

   Avery is obligated to offer to repurchase the series d senior preferred stock in the event Avery makes a disposition of HBS Billing Services.

   At the option of the holders of the series d senior preferred stock, the series d senior preferred stock may be, or, upon the vote or written consent of the holders of at least two-thirds of the outstanding shares of the series d, or upon the closing of a firm commitment underwritten public offering registered under the Securities Act at a price of $5.00 or more per share and aggregate proceeds from such offering exceeding $7 million, the series d senior preferred stock will be automatically converted into common stock at a rate equal to .5 share of common stock per share. If the audited balance sheet of Avery at the ending of any fiscal year ending on or after December 31, 1997, indicates that the stockholders' equity of Avery is $7 million or more greater than the stockholders' equity as indicated on Avery's audited balance sheet on December 31, 1996, the series d senior preferred stock must be redeemed at its liquidation value plus any unpaid accumulated dividends to that date. Avery's stockholders' equity on December 31, 1996, was $1,295,437. Accordingly, the series d preferred stock must be redeemed in the year following the December 31 on which Avery's stockholders' equity is $8,295,437 or more. At December 31, 1999, Avery's stockholders' equity was $5,326,430.

   Avery may not issue any additional shares of its preferred stock that rank senior or equal to the series d senior preferred stock without the prior approval of the holders of at least two-thirds of the shares of the series d senior preferred stock then outstanding. In addition, the shares of series d senior preferred stock are entitled to one vote per share on all matters submitted to the holders of common stock and vote with the holders of common stock as a single class, except as otherwise required by law.

Junior Preferred Stock

   The board of directors has designated five other series of preferred stock that remain outstanding: series a junior convertible redeemable preferred stock, series b junior convertible redeemable preferred stock, series c junior convertible redeemable preferred stock, series g junior participating convertible voting preferred stock and series h convertible preferred stock. For convenience, the series a, series b, series c, series g and series h preferred stock will sometimes be referred to collectively as junior preferred stock.

   The holders of the junior preferred stock other than the series g are entitled to preferential dividends to the common stock but subordinate to the series d senior preferred stock and any other senior preferred stock that may be designated in the future. Holders of the series a are entitled to quarterly dividends payable at the rate of $0.025 per share. Holders of the series b, series c and series h are entitled to quarterly dividends payable at the rate of $.03 per share.

   Upon liquidation, dissolution or winding-up of Avery, holders of the junior preferred stock other than the series g are entitled to receive a liquidation distribution of $1.00 per share, plus any unpaid accumulated dividends to date in preference to the holders of the common stock, but subject to liquidation preference of the series d senior preferred stock and any other senior preferred stock which may be designated in the future. Holders of series g are entitled to receive a liquidation distribution of $.01 per share.

   At the option of the holders of the junior preferred stock, the series a and the series c may be converted into common stock at a rate equal to .6667 share of common stock per share, the series b and series g may be converted into common stock at a rate equal to 1.6667 shares of common stock per share and the series h may be converted into common stock at a rate equal to one share of common stock per share. Upon the vote or written consent of the holders of at least two-thirds of the outstanding shares of the respective series, or upon the closing of a firm commitment underwritten public offering registered under the Securities Act at a price of $5.00 or more per share and aggregate proceeds from such offering exceeding $7 million, the series of junior preferred stock other than the series g and the series h will be automatically converted into common stock at the ratios set forth above.

   If the audited balance sheet of Avery at the end of any fiscal year ending on or after December 31, 1997 indicates that the stockholders' equity of Avery is $7 million or more greater than the stockholders' equity as indicated on Avery's audited balance sheet on December 31, 1996, the junior preferred stock other than the series g is to be redeemed at its liquidation value plus any unpaid accumulated dividends to that date. Avery's stockholders' equity on December 31, 1996, was $1,295,437. Accordingly, the junior preferred stock other than the series g and the series h must be redeemed in the year following the December 31 on which Avery's stockholders' equity is $8,295,437 or more. At December 31, 1999, Avery's stockholders' equity was $5,326,430.

   The shares of the junior preferred stock other than the series g and series h do not have any voting rights, except as otherwise required by law. The holders of our series g vote as a single class with the holders of our common stock and our series d senior preferred stock. The series g votes on an "as if converted basis," which is presently 1.1162 votes for each share outstanding.

   In addition to any other vote or consent required by the laws of the State of Delaware, Avery cannot, without the affirmative votes or written consent of the holders of at least 66 2/3% of the outstanding shares of series h, with each share of series h being entitled to one vote:

     . In any manner, including by amendment of its Certificate of Incorporation or By-laws, alter or change the powers, rights, preferences or privileges or the qualifications, limitations or restrictions of the series h;

     . Create, authorize or issue a new class or series, or change or reclassify a class or series of shares with junior, subordinate or inferior rights into a class or series of shares, having rights, preferences or privileges prior or superior with the shares of series h in the payment of dividends or in the payment of amounts in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Avery, or increase the rights, preferences, privileges or number of any class or series having rights, preferences or privileges on dissolution that are prior, superior or on parity with those of the series h;

     . Increase or decrease the aggregate number of authorized shares of series h, except for any decrease resulting from any redemption, repurchase or other reacquisition; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of series h into shares of another class; effect an exchange or reclassification or create a right of exchange, of all or part of the shares of another class or series into the shares of the series h; change the shares of all or part of the series h into a different number of shares of series h;

     . Repurchase, redeem or otherwise acquire any shares of Avery's capital stock other than the series h if any dividends on the series h which have accrued and are payable remain outstanding at the time;

     . Liquidate, dissolve or wind-up the affairs of Avery or merge or consolidate Avery with any other entity or sell or encumber all or substantially all of the Corporation's assets or issue in one or a series of related transactions shares representing more than 50% of the aggregate voting power of all classes and series of Avery's voting stock if any dividends on the series h which have accrued and are payable remain outstanding at the time; or

     . Declare or pay any dividend or other distribution with respect to junior preferred stock if any dividends on the series h which have accrued and are payable remain outstanding at the time.

Future Issuances of Preferred Stock

   Avery has no present intention to issue any additional shares of preferred stock.

                               LEGAL PROCEEDINGS


   From time to time Avery is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, Avery is not aware of any current or pending litigation or proceedings that would have a material adverse effect on Avery's business, results of operations or financial condition.

                              CHANGES IN ACCOUNTS

   On June 11, 1999, PricewaterhouseCoopers LLP was dismissed as Avery's auditors, and King Griffin & Adamson P.C. was engaged on June 11, 1999, to audit the financial statements of Avery for fiscal year ended December 31, 1998. Avery's board of directors unanimously resolved to reappoint King Griffin & Adamson P.C. as Avery's independent accountants for the fiscal year ended December 31, 1998. King Griffin & Adamson P.C. had served as Avery's independent accountants since 1995 and was dismissed on February 10, 1999. PricewaterhouseCoopers LLP was engaged on February 10, 1999.

   PricewaterhouseCoopers LLP has not issued any reports on Avery's financial statements.

   Through the date of their dismissal, June 11, 1999, there were no disagreements with PricewaterhouseCoopers LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

   Avery has requested that PricewaterhouseCoopers LLP furnish a letter addressed to the SEC stating whether or not it agrees with the above statements in the immediately preceding two paragraphs. A copy of such letter is filed as
Exhibit 16.1 to this Form SB-2.

                      WHERE YOU CAN FIND MORE INFORMATION

   We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

   You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

   Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                                    EXPERTS

   The audited financial statements of Avery included in this prospectus, to the extent and for the periods indicated in their report, have been prepared by King Griffin & Adamson P.C., independent accountants, for the years ended December 31, 1999 and 1998, and are included in this prospectus in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Certified Public Accountants......................... F-1

Financial Statements:

  Consolidated Balance Sheets.............................................. F-2

  Consolidated Statements of Operations.................................... F-4

  Consolidated Statement of Stockholders' Equity (Deficit)................. F-5

  Consolidated Statements of Cash Flows.................................... F-6

  Notes to Consolidated Financial Statements............................... F-7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Avery Communications, Inc.

   We have audited the accompanying consolidated balance sheets of Avery Communications, Inc., and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Primal Solutions, Inc., a consolidated subsidiary, which statements reflect total assets of $9,674,468 as of December 31, 1999, and total revenue of $4,547,703 for the three months ended December 31, 1999. These statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for Primal Solutions, Inc. is based solely on the report of the other auditors.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, based on our report and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Avery Communications, Inc. and subsidiaries as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ King Griffin & Adamson P.C.

Dallas, Texas
March 15, 2000, except as to Note 3 which is as of November 15, 2000

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                             December 31,
                                        ------------------------  September 30,
                                           1998         1999          2000
                                        -----------  -----------  -------------
                                                                   (unaudited)
                ASSETS
Current assets:
  Cash and cash equivalents...........  $ 1,086,473  $ 5,744,069   $12,762,196
  Trade accounts and notes receivable,
   net of allowance for doubtful
   accounts of $0, $188,901 and
   $242,901 (unaudited),
   respectively.......................    1,090,672      813,589       752,213
  Advance payment receivables.........   11,893,146    6,810,249     1,966,242
  Other receivables...................      486,596      681,526       390,825
  Deferred tax asset..................          --       374,086       374,086
  Income tax receivable...............          --           --        310,529
  Other...............................       11,981       27,527        75,987
  Net current assets of discontinued
   operations.........................          --       285,029           --
                                        -----------  -----------  ------------
     Total current assets.............   14,568,868   14,736,075    16,632,078
                                        -----------  -----------  ------------
Property and equipment:
  Computer equipment and software.....      899,072    1,063,674     1,131,637
  Furniture and fixtures..............      325,358      334,944       338,041
  Accumulated depreciation and
   amortization.......................     (249,217)    (506,535)     (701,693)
                                        -----------  -----------  ------------
     Total property and equipment,
      net.............................      975,213      892,083       767,985
                                        -----------  -----------  ------------
Other assets:
  Goodwill, net of accumulated
   amortization of $464,178, $732,869
   and $934,511 (unaudited),
   respectively.......................    2,993,539    3,022,748     2,821,106
  Net long-term assets of discontinued
   operations.........................          --     4,443,827     7,694,625
  Deposits............................    1,570,278      185,514     2,574,357
  Purchased contracts, net of
   accumulated amortization of
   $251,671, $276,208 and $314,998
   (unaudited), respectively..........       35,092       70,555        39,265
  Non-recourse notes receivable,
   including $0, $0 and $1,439,000
   (unaudited) due from related
   parties............................          --           --      1,563,500
  Other (includes $500,000, $400,000
   and $1,150,000 (unaudited),
   respectively, due from related
   parties)...........................      594,850      417,649     1,150,772
                                        -----------  -----------  ------------
     Total other assets...............    5,193,759    8,140,293    15,843,625
                                        -----------  -----------  ------------
     Total assets.....................  $20,737,840  $23,768,451  $ 33,243,688
                                        ===========  ===========  ============

                                              December 31,
                                         ------------------------  September 30,
                                            1998         1999          2000
                                         -----------  -----------  -------------
                                                                    (unaudited)
 LIABILITIES AND STOCKHOLDERS' EQUITY
               (DEFICIT)
Current liabilities:
  Line of credit.......................  $ 5,766,832  $       --    $       --
  Current notes payable................        6,667        6,667         6,667
  Trade accounts payable...............    3,891,070    4,369,562     2,907,786
  Accrued liabilities..................    2,382,735    2,576,752     3,983,284
  Income taxes payable.................          --       255,673           --
  Deposits and other payables related
   to customers........................    9,535,698   10,908,169    17,326,623
  Net current liabilities of
   discontinued operations.............          --           --        135,037
                                         -----------  -----------   -----------
   Total current liabilities...........   21,583,002   18,116,823    24,359,397
                                         -----------  -----------   -----------
Long-term notes payable:
  Long-term notes payable, due to
   related parties.....................      316,915      325,195       331,405
                                         -----------  -----------   -----------
Commitments and contingencies (Note 4)

Stockholders' equity (deficit):
  Preferred stock (20,000,000 shares
   authorized):
  Series A; $0.01 par value, 800,000
   shares authorized, 400,000 shares
   issued and outstanding at December
   31, 1998 and 1999 and 391,667 shares
   issued and outstanding at September
   30, 2000 (unaudited) (liquidation
   preference of $400,000 at December
   31, 1998 and 1999 and $391,667 at
   September 30, 2000 (unaudited)).....        4,000        4,000         3,917
  Series B; $0.01 par value, 1,050,000
   shares authorized, 390,000 shares
   issued and outstanding at December
   31, 1998 and 1999 and September 30,
   2000 (unaudited) (liquidation
   preference of $390,000).............        3,900        3,900         3,900
  Series C; $0.01 par value, 340,000
   shares authorized, 70,000 shares
   issued and outstanding at December
   31, 1998 and 1999 and 40,000 issued
   and outstanding at September 30,
   2000 (unaudited) (liquidation
   preference of $70,000 at December
   31, 1998 and 1999, and $40,000 at
   September 30, 2000 (unaudited)).....          700          700           400
  Series D; $0.01 par value, 1,500,000
   authorized, issued and outstanding
   at December 31, 1998 and 1999 and
   September 30, 2000 (unaudited)
   (liquidation preference of
   $1,500,000).........................       15,000       15,000        15,000
  Series E; $0.01 par value, 350,000
   authorized, issued and outstanding
   at December 31, 1998 and 1999 and
   September 30, 2000 (unaudited)
   (liquidation preference of
   $350,000)...........................        3,500        3,500         3,500
  Series F; $0.01 par value, 8,000,000
   shares authorized, 3,890,373 shares
   issued and outstanding at December
   31, 1999 and 0 shares issued and
   outstanding at September 30, 2000
   (unaudited), respectively
   (liquidation preference of $38,904
   at December 31, 1999 and $0 at
   September 30, 2000 (unaudited),
   respectively).......................          --        38,904           --
  Series G; $0.01 par value, 8,000,000
   shares authorized, 0 shares issued
   and outstanding at December 31, 1998
   and 1999 and 7,126,894 shares issued
   and outstanding at September 30,
   2000 (unaudited), respectively
   (liquidation preference of $0 at
   December 31, 1998 and 1999 and
   $71,269 at September 30, 2000
   (unaudited), respectively)..........          --           --         71,269
  Common stock, $0.01 par value,
   20,000,000 shares authorized,
   9,803,949 shares issued at December
   31, 1998 and 1999 and 9,972,435
   shares issued at September 30, 2000
   (unaudited).........................       98,039       98,039        99,724
  Additional paid-in capital...........    8,417,991   12,306,164    15,734,219
  Accumulated deficit..................   (7,838,840)  (5,161,775)   (5,342,242)
  Treasury stock, 1,130,250 and
   1,176,916 shares at December 31,
   1998 and 1999, respectively, and
   1,215,216 shares at September 30,
   2000 (unaudited), at cost...........   (1,866,367)  (1,981,999)   (2,036,801)
                                         -----------  -----------   -----------
   Total stockholders' equity
    (deficit)..........................   (1,162,077)   5,326,433     8,552,886
                                         -----------  -----------   -----------
   Total liabilities and stockholders'
    equity (deficit)...................  $20,737,840  $23,768,451   $33,243,688
                                         ===========  ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Nine Months Ended
                           Year ended December 31,          September 30,
                          --------------------------  --------------------------
                              1998          1999          1999          2000
                          ------------  ------------  ------------  ------------
                                                      (unaudited)    (unaudited)
Revenues................  $ 19,633,576  $ 23,702,748  $ 16,335,812  $ 27,443,282
Cost of revenues........   (13,043,784)  (17,385,337)  (12,158,093)  (19,763,332)
                          ------------  ------------  ------------  ------------
  Gross profit..........     6,589,792     6,317,411     4,177,719     7,679,950
                          ------------  ------------  ------------  ------------
Selling, general and
 administrative
 expenses...............    (3,837,196)   (5,330,242)   (3,960,174)   (4,455,205)
Credit (charge) in
 connection with
 terminated customers...    (4,271,394)      226,219           --            --
Advance funding program
 income.................     1,417,528       609,950       452,273       227,111
Advance funding program
 costs..................      (726,354)     (268,656)     (192,772)     (130,046)
                          ------------  ------------  ------------  ------------
    Total...............    (7,417,416)   (4,762,729)   (3,700,673)   (4,358,140)
                          ------------  ------------  ------------  ------------
    Operating income
     (loss).............      (827,624)    1,554,682       477,046     3,321,810
                          ------------  ------------  ------------  ------------
Other income (expense):
  Interest expense......      (388,240)     (292,258)     (254,036)      (50,240)
  Financing fees and
   debt issuance costs..      (118,590)     (321,736)     (321,736)          --
  Other, net............        10,976       129,045       100,723       297,961
                          ------------  ------------  ------------  ------------
    Total other income
     (expense)..........      (495,854)     (484,949)     (475,049)      247,721
                          ------------  ------------  ------------  ------------
Income (loss) from
 continuing operations
 before income taxes....    (1,323,478)    1,069,733         1,997     3,569,531
Income tax benefit
 (expense)..............           --        648,573           --     (1,095,289)
                          ------------  ------------  ------------  ------------
Income (loss) from
 continuing operations..    (1,323,478)    1,718,306         1,997     2,474,242
Income (loss) from
 discontinued
 operations, net of
 income tax benefit
 (expense) of $(667,809)
 and $1,314,025,
 respectively...........           --        958,759           --     (2,654,709)
                          ------------  ------------  ------------  ------------
    Net income (loss)...  $ (1,323,478) $  2,677,065  $      1,997  $   (180,467)
                          ============  ============  ============  ============
Per share data:
Basic net income (loss)
 per share:
Continuing operations...  $      (0.19) $       0.17  $      (0.02) $       0.26
Discontinued
 operations.............           --           0.11           --          (0.30)
                          ------------  ------------  ------------  ------------
Net income (loss).......  $      (0.19) $       0.28  $      (0.02) $      (0.04)
                          ============  ============  ============  ============
Diluted net income
 (loss) per share:
Continuing operations...  $      (0.19) $       0.14  $      (0.02) $       0.16
Discontinued
 operations.............           --           0.09           --          (0.17)
                          ------------  ------------  ------------  ------------
Net income (loss).......  $      (0.19) $       0.23  $      (0.02) $      (0.01)
                          ============  ============  ============  ============
Weighted average number
 of common shares:
  Basic common shares...     8,541,575     8,643,526     8,649,084     8,730,734
                          ============  ============  ============  ============
  Diluted common
   shares...............     8,541,575    10,617,821     8,649,084    15,865,627
                          ============  ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                        Preferred Stock      Common Stock    Additional      Treasury Stock
                       ------------------  -----------------   Paid-in    ---------------------  Accumulated
                        Shares    Amount    Shares   Amount    Capital     Shares     Amount       Deficit        Total
                       ---------  -------  --------- ------- -----------  --------- -----------  ------------  -----------
Balance at December
 31, 1997............  4,566,667  $45,667  8,640,893 $86,409 $ 9,882,156    550,000 $  (496,537) $(6,515, 362) $ 3,002,333
Issuance of shares
 for cash in
 connection with
 exercise of
 warrants............        --       --     198,705   1,986     224,820        --          --            --       226,806
Issuance of shares in
 connection with
 exercise of cashless
 warrants............        --       --     196,502   1,965      (1,965)       --          --            --           --
Accounts payable paid
 through issuance of
 common shares.......        --       --      43,184     432      58,946        --          --            --        59,378
Issuance of HBS
 escrow shares--
 employment
 agreements..........        --       --     499,998   5,000      (5,000)       --          --            --           --
Redemption of HBS
 Exchange Series.....   (640,000)  (6,400)       --      --     (633,600)       --          --            --      (640,000)
Partial redemption of
 HBS Series..........   (400,000)  (4,000)       --      --     (396,000)       --          --            --      (400,000)
Partial conversion of
 HBS Series..........   (200,000)  (2,000)   100,000   1,000       1,000        --          --            --           --
Partial redemption of
 Series A Preferred
 Stock...............   (300,000)  (3,000)       --      --     (297,000)       --          --            --      (300,000)
Partial conversion of
 Series B Preferred
 Stock...............   (110,000)  (1,100)   110,000   1,100         --         --          --            --           --
Partial redemption of
 Series C Preferred
 stock...............   (200,000)  (2,000)       --      --     (118,000)       --          --            --      (120,000)
Partial conversion of
 Series C Preferred
 Stock...............     (6,667)     (67)     2,667      27          40        --          --            --           --
Issuance of common
 stock in exchange
 for debt............        --       --      12,000     120      29,880        --          --            --        30,000
Common shares
 received into
 treasury in
 connection with sale
 of Bordercom and
 related company.....        --       --         --      --          --     419,000    (900,000)          --      (900,000)
Purchase of common
 shares for the
 treasury............        --       --         --      --          --     161,250    (469,830)          --      (469,830)
Issuance of
 compensatory stock
 warrants............        --       --         --      --      118,590        --          --            --       118,590
Payment of preferred
 stock dividend......        --       --         --      --     (445,876)       --          --            --      (445,876)
Net loss.............        --       --         --      --          --         --          --     (1,323,478)  (1,323,478)
                       ---------  -------  --------- ------- -----------  --------- -----------  ------------  -----------
Balance at December
 31, 1998............  2,710,000   27,100  9,803,949  98,039   8,417,991  1,130,250  (1,866,367)   (7,838,840)  (1,162,077)
Purchase of common
 shares for the
 treasury............        --       --         --      --          --      46,666    (115,632)          --      (115,632)
Payment of preferred
 stock dividend......        --       --         --      --     (468,300)       --          --            --      (468,300)
Purchase of Primal
 Systems, Inc........  3,890,373   38,904        --      --    3,365,173        --          --            --     3,404,077
Release of HBS escrow
 shares-employment
 agreements..........        --       --         --      --      991,300        --          --            --       991,300
Net income...........        --       --         --      --          --         --          --      2,677,065    2,677,065
                       ---------  -------  --------- ------- -----------  --------- -----------  ------------  -----------
Balance at December
 31, 1999............  6,600,373   66,004  9,803,949  98,039  12,306,164  1,176,916  (1,981,999)   (5,161,775)   5,326,433
Payment of preferred
 stock dividend
 (unaudited).........        --       --         --      --     (247,392)       --          --            --      (247,392)
Issuance of shares
 for cash in
 connection with
 exercise of warrants
 (unaudited).........        --       --     153,153   1,532     132,582        --          --            --       134,114
Partial conversion of
 preferred stock
 (unaudited).........    (38,333)    (383)    15,333     153         230        --          --            --           --
Treasury stock
 received in
 settlement
 (unaudited).........        --       --         --      --          --      38,300     (54,802)          --       (54,802)
Preferred stock
 issued in connection
 with Primal Systems,
 Inc. settlement and
 related spin-off
 (unaudited).........  3,236,521   32,365        --      --    3,542,635        --          --            --     3,575,000
Net loss
 (unaudited).........        --       --         --      --          --         --          --       (180,467)    (180,467)
                       ---------  -------  --------- ------- -----------  --------- -----------  ------------  -----------
Balance at September
 30, 2000
 (unaudited).........  9,798,561  $97,986  9,972,435 $99,724 $15,734,219  1,215,216 $(2,036,801) $ (5,342,242) $ 8,552,886
                       =========  =======  ========= ======= ===========  ========= ===========  ============  ===========

  The accompanying notes are an integral part of this consolidated financial statement.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 Nine Months Ended
                              Years Ended December 31,             September 30,
                                  --------------------------  ------------------------
                                      1998          1999         1999         2000
                                  ------------  ------------  -----------  -----------
                                                              (unaudited)  (unaudited)
Cash flows from operating
 activities:
Net income (loss)...............  $ (1,323,478) $  2,677,065  $     1,997  $  (180,467)
(Income) loss from discontinued
 operations.....................           --       (958,759)         --     2,654,707
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating activities
 from continuing operations:
 Bad debt expense...............           --        188,901      188,901       54,000
 (Credit) charge in connection
  with terminated customers.....     4,271,394      (226,219)         --           --
 Amortization of loan
  discounts.....................        30,166         8,280        6,210        6,210
 Write-off unamortized loan
  discounts.....................        83,930           --           --           --
 Write-off debt issuance
  costs.........................        90,203           --           --           --
 Depreciation and
  amortization..................       518,419       550,546      398,374      435,590
 Compensation in connection
  with issuance of warrants.....       118,590           --           --           --
 Compensation in connection
  with issuance of stock........           --        693,400          --           --
 Treasury stock received in
  settlement....................           --            --           --       (54,802)
Change in operating assets and
 liabilities:
 Trade accounts and notes
  receivable....................      (300,611)       88,182      155,442        7,374
 Advance payments receivable....     1,652,200     5,082,897    5,512,154    4,844,009
 Deferred tax assets............           --       (374,086)         --           --
 Other current assets...........      (232,397)     (210,476)     123,998      242,241
 Deposits.......................    (1,022,309)    1,384,764    1,038,376   (2,388,843)
 Trade accounts payable and
  accrued liabilities...........        65,129       670,427    1,518,613      (55,245)
 Income taxes payable...........           --        255,673          --      (566,202)
 Deposits and other payables
  related to customers..........    (1,346,620)    1,598,688   (1,618,176)   6,418,455
 Other assets...................        68,866       177,202      158,463       16,877
                                  ------------  ------------  -----------  -----------
   Net cash provided by
    continuing operations.......     2,673,482    11,606,485    7,484,352   11,433,904
   Net cash provided by (used
    in) discontinued
    operations..................     1,651,302      (366,020)         --    (1,910,439)
                                  ------------  ------------  -----------  -----------
   Net cash provided by
    operations..................     4,324,784    11,240,465    7,484,352    9,523,465
                                  ------------  ------------  -----------  -----------
Cash flows from investing
 activities:
 Purchase of contracts..........       (48,100)      (60,000)     (60,000)      (7,500)
 Purchase of property and
  equipment.....................      (683,054)     (174,188)    (167,916)     (71,060)
 Capitalized cost in connection
  with Primal Acquisition.......           --            --      (266,874)         --
 Issuance of notes receivable...      (500,000)          --           --    (2,313,500)
                                  ------------  ------------  -----------  -----------
   Net cash used in investing
    activities..................    (1,231,154)     (234,188)    (494,790)  (2,392,060)
                                  ------------  ------------  -----------  -----------
Cash flows from financing
 activities:
 Proceeds from notes payable....       752,973       160,000      160,000          --
 Principal payments on notes
  payable--line of credit,
  net...........................    (1,599,250)   (5,924,749)  (5,668,415)         --
 Payment of preferred stock
  dividends.....................      (445,876)     (468,300)    (252,900)    (247,392)
 Redemption of preferred stock
  for cash......................    (1,460,000)          --           --           --
 Issuance of shares of common
  and preferred stock for
  cash..........................       226,806           --           --       134,114
 Cash paid for treasury stock...      (469,830)     (115,632)    (115,632)         --
                                  ------------  ------------  -----------  -----------
   Net cash used in financing
    activities..................    (2,995,177)   (6,348,681)  (5,876,947)    (113,278)
                                  ------------  ------------  -----------  -----------
Increase in cash................        98,453     4,657,596    1,112,615    7,018,127
Cash at beginning of period.....       988,020     1,086,473    1,086,473    5,744,069
                                  ------------  ------------  -----------  -----------
Cash at end of period...........  $  1,086,473  $  5,744,069  $ 2,199,088  $12,762,196
                                  ============  ============  ===========  ===========
Supplemental disclosures:
 Interest.......................  $    998,291  $    372,360  $   329,542  $    55,829
                                  ============  ============  ===========  ===========
 Income tax.....................  $        --   $        --   $       --   $   453,000
                                  ============  ============  ===========  ===========
Schedule of non-cash financing
 and investing transactions:
 Treasury stock received in
  settlement....................  $        --   $        --   $       --   $    54,802
                                  ============  ============  ===========  ===========
 Preferred stock issued in
  acquisition of Primal.........  $        --   $  3,404,077  $       --   $ 3,575,000
                                  ============  ============  ===========  ===========
 Net liabilities assumed in
  acquisition of Primal.........  $        --   $    971,300  $       --   $       --
                                  ============  ============  ===========  ===========
 Release of HBS escrow shares-
  employment and earn-out-
  agreements....................  $        --   $    991,300  $       --   $       --
                                  ============  ============  ===========  ===========
 Financing fees in connection
  with issuance of warrants.....  $    118,590  $        --   $       --   $       --
                                  ============  ============  ===========  ===========
 Payment of accounts payable
  through issuance of common
  stock.........................  $     59,378  $        --   $       --   $       --
                                  ============  ============  ===========  ===========
 Payment of debt through
  issuance of common stock......  $     30,000  $        --   $       --   $       --
                                  ============  ============  ===========  ===========
 Receipt of treasury stock in
  connection with sale of
  Bordercomm....................  $    900,000  $        --   $       --   $       --
                                  ============  ============  ===========  ===========
 Loss on disposal of
  discontinued operations.......  $     51,301  $        --   $       --   $       --
                                  ============  ============  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. General and Summary of Significant Accounting Principles

 Business Activity

   Avery Communications, Inc. ("Avery"), a Delaware corporation, is the parent company of three wholly-owned subsidiaries, Avery Communications, Inc. a Texas corporation, Hold Billing Services, Ltd. ("HBS"), Primal Solutions, Inc. ("PSI") and Wireless Billing Solutions (100% owned by PSI), doing business as Primal Billing Solutions ("Primal Billing Solutions"). Avery Communications, Inc. and its subsidiaries are collectively referred to as the "Company."

   Avery acquired PSI effective after the close of business on September 30, 1999 in a purchase transaction, and its operations are included in the accompanying financial statements from October 1, 1999. Effective July 30, 2000, the board of directors approved the spin-off of PSI. Accordingly, the operations of this entity have been reflected as discontinued operations in the accompanying financial statements. Through this entity and its subsidiary, Primal Billing Solutions, the Company provides computer software programming, customization, program maintenance and product marketing for a variety of software languages and platforms. PSI also designs, develops and supports an integrated suit of client/server and browser-based software solutions focusing on customer acquisition and retention in the telecommunications industry primarily utilizing decision support software and internet technologies.

   HBS provides billing and collection clearinghouse services to its telecommunications customers. Billing and collection services are performed by Local Exchange Carriers ("LEC's") which HBS administers pursuant to long-term contracts. HBS currently operates under contracts with all of the regional bell operating companies and various other independents. The contracts give HBS the capability of billing in 49 states and the District of Columbia.

   Effective January 1, 1998, Avery disposed of two of its previously owned subsidiaries, Alternate Telephone and Communications, Inc. ("ATC") and BorderComm, Inc. ("Bordercomm").

 Interim Periods

   The information set forth in these financial statements as of September 30, 2000 and for the nine months ended September 30, 1999 and September 30, 2000 is unaudited and reflects all adjustments, consisting only of normal recurring adjustments, that, in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the respective periods. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

 Consolidation

   The accompanying consolidated financial statements include the accounts of Avery and all of its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

 Statement of Cash Flows

   For purposes of the statements of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

 Property and Equipment

   Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the assets estimated useful life of five to seven years.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   Depreciation from continuing operations for the years ended December 31, 1999 and 1998 was $257,318 and $154,125, respectively. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.

 Long-Lived Assets

   The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets are reviewed when events or changes in circumstances indicate that their carrying value may not be recoverable. There was no impairment of the value of such assets for the years ended December 31, 1999 or 1998.

 Goodwill

   Goodwill results from the difference between the purchase price paid and liabilities assumed by Avery over the estimated fair market value of assets of HBS and subsequent increases to goodwill resulting from earn out payments. Initial goodwill is being amortized using the straight-line method over 15 years with additional goodwill from the earn out payments being amortized over the remaining goodwill life. On an on-going basis, management reviews recoverability and the valuation and amortization of goodwill. As a part of this review, the Company considers the undiscounted projected future net cash flows in evaluating the goodwill. If the undiscounted future net cash flows is less than the stated value, goodwill would be written down to fair value.

 Purchased Contracts

   The direct costs of acquiring billing and collection contracts with LEC's are capitalized and amortized straight-line over the contract life, generally three to five years.

 Revenue Recognition

   Continuing Operations:

 Revenue and Cost Recognition on Contracts, Billing Services, and Advance Funding Programs

   Billing Services--The Company recognizes billing services revenue when its customers' records are accepted by the LEC for billing and collection. Bills are generated by the LEC's and the collected funds are remitted to the Company, which in turn remits these funds, net of fees and reserves, to its billing customers. These reserves represent cash withheld from customers to satisfy future obligations on behalf of the customer. The obligations consist of local exchange carrier billing fees, bad debts, and sales and excise taxes. The Company records trade accounts receivable and service revenue for fees charged for its billing services. When the customers' receivables are collected by the Company from the LEC's, the Company's trade receivables are reduced by the amount corresponding to the Company's processing fees. The remaining funds are recorded as amounts due to customers and included in Deposits and other payables related to customers in the accompanying balance sheets. The Company also retains a reserve from its customers' settlement proceeds, calculated to cover accounts that the LEC's are unable to collect, including LEC billing fees and sales taxes, and are included in Deposits and other payables related to customers in the accompanying balance sheets.

   Advance Funding Programs--The Company offers participation in advance funding to qualifying customers through its advance payment program. Under the terms of the agreements, the Company purchases the customer's accounts receivable for an amount equal to the face amount of the billing records submitted to

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES the LEC by the Company, less various items including costs and expenses on previous billing records, financing fees, LEC charges, rejects and other similar items. The Company advances 50% to 85% of the purchased amount. The purchased accounts receivable are recorded at the gross amount (as Advance payment receivables). The amount due to the customer (included in Deposits and other payables related to customers in the accompanying balance sheets) is recorded as the purchased accounts receivable less amounts advanced, adjusted for various other reserve items. Financing charges are assessed until the Company recoups its initial payment.

   Discontinued Operations:

 Software Licenses, Services and Post-Contract Customer Support

   Revenues from sales of software licenses, which generally do not contain multiple elements, are recognized upon shipment of the related product if the requirements of AICPA Statement of Position 97-2, as amended, are met. If the requirements of AICPA Statement of Position 97-2, including evidence of an arrangement, client acceptance, a fixed or determinable fee, collectibility or vendor-specific objective evidence about the value of an element are not met at the date of shipment, revenue recognition is deferred until such items are known or resolved. Revenues from service and post-contract customer support is deferred and recognized ratably over the term of the contract.

 Software Programming and Customization Services

   Revenues are recognized as services are performed under the agreements.

 Debt Issuance Costs

   Financial advisory, accounting, legal and other expenses associated with the debt are amortized by the straight-line method over the term of the loans. Additional financing costs are recorded for warrants issued as payment for financing services and in connection with the loans and/or extending these loans, and is amortized by the straight-line method over the term or extension period of the loans. Additional financing fees resulting from the decrease in the exercise price of certain warrants are expensed in the period in which the decrease in exercise price is granted.

 Stock Based Compensation

   The Company measures compensation cost for its stock based compensation plans under the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. The difference, if any, between the fair value of the stock on the date of grant over the amount received for the stock is expensed over the related vesting period. Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") requires companies electing to continue to use APB 25 to account for its stock-based compensation plan to make pro forma disclosures of net income
(loss) and earnings (loss) per share as if SFAS 123 had been applied (See Note
11).

 Net Income (Loss) Per Common Share

   Net income (loss) per common share is computed by dividing the net income
(loss), increased (decreased) by preferred stock dividends of $287,200 and $338,582 for the years ended December 31, 1999 and 1998, respectively, by the weighted average number of shares of common stock outstanding during the respective periods. The effect of the preferred stock dividend on the net income (loss) per common share was $0.03 and $0.04 per weighted average common share outstanding for the years ended December 31, 1999 and 1998,

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES respectively. Diluted earnings per share includes the effect of all dilutive options and warrants and instruments convertible into common stock. During the year ended December 31, 1999, the effect of outstanding warrants and options and convertible securities on the computation of net income (loss) per share was dilutive and, therefore, is included in the computation of weighted average shares. During the year ended December 31, 1998, the effect of outstanding warrants and options and convertible securities on the computation of net income (loss) per share was antidilutive and, therefore, is not included in the computation of weighted average shares.

 Use of Estimates and Assumptions

   Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

 Reclassifications

   Certain prior year amounts have been reclassified to conform with the 1999 presentation.

 Fair Value of Financial Instruments

   The recorded amounts of financial assets and liabilities at December 31, 1999 and 1998 approximate fair value based on the Company's incremental borrowing rate or due to the relatively short period of time between origination of the instruments and their expected realization.

 Adoption of New Accounting Standards

   Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income. This standard requires the presentation of comprehensive income and its components for each year in which a statement of operations is presented. The Company had no transactions during the years ended December 31, 1999 and 1998 that would be included as comprehensive income.

   Effective January 1, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement establishes the standard for the way business enterprises report information about operating segments in annual and interim financial statements. The statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. After excluding the discontinued operations segment, the Company currently has only one operating segment.

   The FASB has issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits, an amendment of FASB Statements No. 87, 88, and
106. This Statement revises employers' disclosures about pension and other post-retirement benefit plans and standardizes the disclosure requirements for pensions and other postretirement benefits. The Company adopted the statement effective January 1, 1998. The Company typically does not offer the types of benefit programs that fall under the guidelines of SFAS No. 132.

   In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No.133", which establishes accounting and reporting standards for derivative instruments. SFAS No.137 is effective for all fiscal quarters for all fiscal years beginning after June 15, 2000. The adoption of SFAS 137 is not expected to have a significant impact on the Company's results of operations.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

2. Acquisitions and Dispositions

 The Alternate Telephone and BorderComm Disposition

   Effective January 1, 1998, the Company disposed of ATC and Bordercomm and its subsidiaries in exchange for 419,000 shares of the Company's common stock, valued at $900,000, cash of $1,600,000 and a receivable for $185,000 from a third party. Assets and liabilities disposed of are as follows:

   Current assets.................................................. $ 2,302,665
   Equipment in service and furniture and equipment................     226,363
   Microwave concessions and other assets..........................   1,819,394
   Inter-company receivable........................................   1,321,627
   Current liabilities.............................................  (2,955,895)
   Long-term liabilities...........................................    (162,853)
                                                                    -----------
                                                                    $ 2,551,301
                                                                    ===========

 The Corsair Transaction

   In February 1999, Corsair Communications, Inc. ("Corsair") and its wholly owned subsidiary, Subscriber Computing, Inc., sold substantially all of the assets relating to Subscriber's Communication Resource Manager billing system and Intelligent Message Router to Primal Billing Solutions, a wholly owned subsidiary of Primal Systems, Inc. Primal Systems, Inc. changed its name to Primal Solutions, Inc. concurrent with its acquisition by Avery after the close of business on September 30, 1999. As consideration for Primal Billing Solutions entering into the Corsair transaction, Corsair paid $1,000,000 cash to Primal Billing Solutions. Corsair also agreed to loan Primal Billing Solutions the difference between the assets and liabilities acquired by Primal Billing Solutions, plus $200,000 cash. The terms of the note are 10% annual interest, five year amortization, and payment in full required in May 2001. Avery guaranteed the obligations of Primal Billing Solutions. The Corsair transaction was entered into in contemplation of Avery's acquisition of Primal Systems, Inc. discussed below. Primal Billing Solutions recorded the acquisition under the purchase method of accounting, acquiring assets at fair value of $4,581,889 and assuming liabilities of $2,343,647 in addition to the note payable to Corsair. There was no goodwill recorded in connection with this transaction.

 The Primal Acquisition

   In March 1999, Avery entered into a merger agreement with Primal Systems, Inc. and certain shareholders of Primal Systems, Inc. Pursuant to this agreement, Primal Systems, Inc. was purchased effective after the close of business on September 30, 1999. At the time of the merger, Avery issued 3,890,373 shares of Avery's convertible preferred stock in exchange for all of the issued and outstanding shares of Primal Systems, Inc. Of this amount, 1,945,188 shares will be held in escrow, to be issued to Primal Systems, Inc.'s shareholders based upon the operating performance of Primal Systems, Inc. from August 1, 1999 through July 31, 2000. Upon the meeting of certain operating performance thresholds by Primal Systems, Inc. during this period, the Primal Systems, Inc. shareholders may receive up to a maximum of 4,000,000 additional shares of Avery convertible preferred stock as additional consideration for the merger. In addition, upon Primal Systems, Inc.'s satisfaction of certain operating performance levels during this period, certain shareholders of Primal Systems, Inc. will have the right in September through October, 2000 to require Avery to repurchase up to 1,550,000 shares of Avery common stock issued upon the conversion of Avery preferred stock received in the merger for the purchase price of $2.50 per share.

   The transaction was accounted for using the purchase method of accounting with revenues and expenses of Primal Systems, Inc. being included in the Company's operations from the acquisition date. The stock issued

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES in the merger was valued at $3,404,076 using the closing price of Avery's common stock on the acquisition date plus other acquisition costs of $356,845. The Company acquired assets at fair value of $4,421,356 and assumed liabilities of $5,393,230. The Company recorded goodwill of $4,732,795 in connection with this transaction which includes the expenses incurred to consummate the transaction.

   Mark J. Nielsen, the Company's President and Chief Executive Officer, was the Chairman of the Board and a significant shareholder of Primal Systems, Inc. at the time of its acquisition by the Company.

3. Discontinued Operations

   On August 1, 2000, the Board of Directors of Avery approved the spin-off of PSI. The decision revised its plan announced February 29, 2000 to spin-off HBS, its local exchange carrier billing clearing house business. The decision to spin-off PSI instead of HBS is motivated primarily by the expectation that Avery shareholders will pay less in taxes under a spin-off of PSI than would have been the case with a spin-off of HBS. Prior filed annual financial statements reflect HBS as discontinued operations.

   Under the terms of the spin-off agreement with PSI, each common shareholder of the Company on the record date of the spin-off will receive one share of Primal common stock for each share of the Company's common stock held on that date. In addition, owners of shares of Avery's series A, B, C, D or E convertible preferred stock will receive Primal common stock, in the amount of the preferred stock's common stock equivalent for each share of Avery preferred stock held on the record date of the spin-off. The spin-off will be recorded at book value for accounting purposes since PSI is an ongoing business.

   The board of directors approved the spin-off primarily due to the fact that it appears that investors will be better able to understand and value the PSI and HBS businesses in separate entities rather than being combined into one entity. The exercise and conversion price of outstanding stock warrants, options and convertible securities will be adjusted to reflect the spin-off. The valuation of the PSI stock to be distributed will be determined through an appraisal of the PSI business. The spin-off will be a taxable transaction for federal income tax purposes. As part of the transaction, the original PSI owners have agreed to receive 15% and 32% of Avery and PSI, respectively, on a fully diluted basis. In addition, the former PSI shareholders have agreed to waive their right for Avery to repurchase 1,550,000 shares of their Avery stock and Avery has agreed to provide $4.0 million in working capital to PSI.

   The financial information contained in this document presents PSI as a discontinued operation due to the spin-off. Accordingly, the amounts in the statements of operations through the provision for income taxes are HBS's plus expenses of Avery.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   At December 31, 1999 and September 30, 2000 (unaudited) the net current assets (liabilities) and net long-term assets of PSI were as follows:

                                                   December 31,  September 30,
                                                       1999          2000
                                                   ------------  -------------
                                                                  (unaudited)
Current assets
  Cash............................................ $ 1,710,996    $1,311,690
  Trade accounts receivable.......................     993,406     1,248,296
  Other current assets............................     366,088       779,130
                                                   -----------    ----------
    Total current assets..........................   3,070,490     3,339,116
                                                   -----------    ----------
Current liabilities
  Current portion of capital lease obligations....      89,577       138,946
  Current portion of notes payable................     473,252       202,142
  Trade accounts payable..........................     346,932       215,708
  Accrued liabilities.............................     852,095       950,852
  Deferred revenue................................   1,023,605     1,966,505
                                                   -----------    ----------
    Total current liabilities.....................   2,785,461     3,474,153
                                                   -----------    ----------
Net current assets (liabilities) of discontinued
 operations....................................... $   285,029    $ (135,037)
                                                   ===========    ==========
Property and equipment
  Computer equipment and software................. $ 1,524,626    $2,256,098
  Furniture and fixtures..........................     107,650       110,814
  Accumulated depreciation and amortization.......     (23,431)     (351,955)
                                                   -----------    ----------
    Total property and equipment..................   1,608,845     2,014,957
                                                   -----------    ----------
Other assets and long-term liabilities
  Goodwill, net...................................   4,563,584     7,533,208
  Capital lease obligations.......................     (62,046)     (241,284)
  Notes payable...................................  (1,728,108)   (1,673,543)
  Other...........................................      61,552        61,287
                                                   -----------    ----------
    Total.........................................   2,834,982     5,679,668
                                                   -----------    ----------
Net long-term assets of discontinued operations... $ 4,443,827    $7,694,625
                                                   ===========    ==========

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   The operating results of PSI for the year ended December 31, 1999 and nine months ended September 30, 2000 (unaudited) are as follows:

                            Year Ended   Nine Months Ended
                             December       September 30,
                             31, 1999           2000
                            -----------  -------------------
Operating revenues........  $ 4,547,703      $ 6,254,158
Cost of revenues..........   (1,069,108)      (3,223,552)
                            -----------      -----------
  Gross profit............    3,478,595        3,030,606
Selling, general and
 administrative expenses..   (1,787,241)      (6,869,201)
                            -----------      -----------
  Income (loss) from
   operations.............    1,691,354       (3,838,595)
Other (expense)...........      (64,786)        (130,137)
                            -----------      -----------
  Income (loss) before
   income tax provision...    1,626,568       (3,968,732)
  Income tax benefit
   (expense)..............     (667,809)       1,314,025
                            -----------      -----------
  Net income (loss).......  $   958,759      $(2,654,707)
                            ===========      ===========

   PSI was acquired effective after the close of business on September 30, 1999, and accordingly the results of operations for the year ended December 31, 1999 include only three months of PSI operations.

4. Commitments and Contingencies

 Continuing Operations:

   The Company has entered into various non-cancelable operating leases related to office space. At December 31, 1999, future minimum lease payments required under the operating leases are as follows:

   Year ended December 31,
   -----------------------
   2000............................................................... $108,462
   2001...............................................................  108,462
   2002...............................................................  108,462
   2003...............................................................      --
   2004...............................................................      --
                                                                       --------
     Total minimum lease payments..................................... $325,386
                                                                       ========

   Rent expense for the years ended December 31, 1999 and 1998 amounted to $108,462 and $109,026, respectively.

   HBS is obligated to pay minimum usage charges over the lifetime of most LEC billing contracts. Each contract has a minimum usage amount which relates to HBS's customers' sales volume to be processed through the LEC. HBS does not expect to incur any losses with respect to these minimum usage requirements. The remaining minimum usage for significant contracts at December 31, 1999 is as follows:

                                                        Amount       Expires
                                                      ---------- ---------------
   Contract 1........................................ $4,850,000 March 1, 2001
   Contract 2........................................    450,000 January 1, 2003
   Others............................................    757,000 Throughout 2003
                                                      ----------
                                                      $6,057,000
                                                      ==========

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   HBS files consolidated sales and excise tax returns on behalf of its customers for the various municipal, state and Federal jurisdictions in which its customers do business. HBS relies on monthly tax reports it receives from the LEC's in reporting and remitting such taxes. HBS's customers are contractually obligated to reimburse HBS for any disputes with taxing authorities that may arise from filing the sales and excise tax returns on behalf of their customers. HBS is contingently liable for any such disputes or assessments if its customers are unable or unwilling to honor the contract provisions. There were no such disputes at December 31, 1999. HBS is also contingently liable for chargebacks from the LEC's, to the extent such chargebacks exceed HBS's reserves for such chargebacks. This contingent liability is increased when HBS discontinues business with a particular customer.

   In connection with the acquisition of HBS, two of the previous partners of HBS entered into contingent incentive compensation agreements with HBS under which a total of 666,664 shares were issuable based on HBS achieving certain pre-tax income levels (as defined). Prior to 1998 166,664 shares were earned pursuant to these compensation agreements. During 1998 and 1999, 0 and 416,665 shares, respectively, were earned pursuant to these contingent incentive compensation agreements. These shares are reflected as compensation and an increase in stockholders equity, and are included in the increase in equity of $991,300 in the accompanying financial statements. At December 31, 1999, 83,335 shares can still be earned under these agreements.

   HBS was party to a legal proceeding filed in July 1998. HBS was named in a complaint for injunctive relief filed by the Federal Trade Commission ("FTC") against Veterans of America Association ("VOAA"). The suit alleged that VOAA caused unauthorized charges to appear on end users' bills based on deceptive marketing programs and sought relief against HBS and others. Several months prior to the filing of the suit, HBS terminated its contract with VOAA based on suspicion of the same activities alleged by the FTC in its suit. Since termination, HBS has voluntarily paid out approximately twice the revenue it took in from this account in order to reimburse end-users for credits due and owing. Attorneys for HBS and Avery met with the FTC immediately after suit was filed and offered full cooperation in its investigation. Without admitting any liability or complicity in the alleged activities of its former customer, HBS and Avery agreed to a stipulated preliminary injunction with terms consistent with existing HBS guidelines as revised before suit was filed. The suit also sought monetary fines and/or reimbursement to end-users from all parties jointly and severally. No trial date has been set by the Court, and while denying liability, HBS has offered to cooperate with the FTC in developing new standards for the industry designed to better protect end-users. In 1999, HBS settled with the FTC in the amount of $250,000 and agreed to abide by the standards set by the FTC.

   From time to time, HBS is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, HBS is not aware of any current or pending litigation or proceedings that would have a material adverse effect on HBS's business, results of operations or financial condition.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

 Discontinued operations:

   PSI leases office space and certain equipment under various non-cancelable operating and capital leases. At December 31, 1999, future minimum lease payments required under the operating and capital leases are as follows:

                                                             Operating Capital
   Year ended December 31,                                    Leases    Leases
   -----------------------                                   --------- --------
   2000..................................................... $466,419  $107,010
   2001.....................................................  155,473    42,910
   2002.....................................................      --     28,261
   2003.....................................................      --        --
   2004.....................................................      --        --
                                                             --------  --------
   Total minimum lease payments............................. $621,892   178,181
                                                             ========
   Less amount representing interest........................             26,555
                                                                       --------
   Present value of minimum lease payments..................            151,626
     Less current portion at December 31, 1999..............             89,577
                                                                       --------
   Long-term obligation at December 31, 1999................           $ 62,049
                                                                       ========

   Rent expense under such operating leases was $147,266 for the year ended December 31, 1999.

5. Short-Term Debt Obligations

   The Company has a $10,000,000 revolving note payable--line of credit with a financial institution. Interest is payable monthly at the prime rate plus 1.5% (10% and 9.25% at December 31, 1999 and 1998, respectively) and the principal, if any, was due March 25, 2000. The note was paid off in 2000. The note is secured by substantially all the assets of the HBS. The line of credit agreement contains certain covenants that require the Company to maintain a certain financial ratio related to debt servicing and to limit capital expenditures and additional indebtedness. During 1998, the Company was in violation of three of these covenants, including exceeding the capital expenditure limitation, exceeding the advance funding limit, and notification of pending litigation. The Company received a waiver for these violations. During 1999, the Company was in violation of the capital expenditure limitation and has also received a waiver for this violation. The balance outstanding at December 31, 1999 and 1998 was $0 and $5,766,832, respectively, leaving an available balance of $4,971,481 and $4,233,168 as of December 31, 1999 and 1998, respectively.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

6. Notes Payable

   Notes payable at December 31, 1999 and 1998 are as follows:

                                                                1999     1998
                                                              -------- --------
   Note payable to third party bearing interest at 12% per
    annum, payable quarterly; principal and any unpaid
    interest originally due September 30, 1996, now due on
    demand..................................................  $  6,667 $  6,667
   Note payable to related party bearing interest at 12% per
    annum, principal due December 10, 2002, convertible to
    common stock at a price of $1.25 per share at any time,
    unsecured. Principal at December 31, 1999 and 1998 is
    $350,000 adjusted for a discount for warrants issued in
    connection with the note based on imputed interest rate
    of 20%..................................................   325,195  316,915
                                                              -------- --------
                                                               331,862  323,582
   Less current maturities..................................     6,667    6,667
                                                              -------- --------
   Long-term portion........................................  $325,195 $316,915
                                                              ======== ========

   Principal amounts due on notes payable at December 31, 1999 are as follows:

   2000............................................................... $  6,667
   2001...............................................................      --
   2002...............................................................  350,000
   2003...............................................................      --
   2004...............................................................      --
                                                                       --------
     Total............................................................  356,667
   Loan discounts.....................................................  (24,805)
                                                                       --------
     Total............................................................ $331,862
                                                                       ========

7. Concentration of Credit Risk and Significant Customers

   At December 31, 1998, ten customers represented approximately 82% of trade receivables and five customers represented approximately 83% of HBS's outstanding advanced payment receivables. At December 31, 1999, six customers comprised approximately 92% of trade receivables and five customers accounted for approximately 93% of HBS's outstanding advanced payment receivables. All of the 1999 receivables were collected after December 31, 1999. Credit risk with respect to trade accounts receivable generated through billing services is limited as the Company collects its fees through receipt of all its customers' cash directly from LEC's. The credit risk with respect to purchase of accounts receivable is reduced as the Company only advances 50% to 85% of the gross accounts receivable purchased. Management evaluates accounts receivable balances on an on-going basis and provides allowances as necessary for amounts estimated to eventually become uncollectible which at December 31, 1999 and 1998 were considered to be minimal. In the event of complete non-performance of accounts receivable, the maximum exposure to the Company is the recorded amount shown on the balance sheet.

   Under its billing contracts with the LEC's, the Company is obligated to pay refunds due by the Partnership's customers to the LEC's if they are assessed. Accordingly, to the extent that the Company is unable to recover refunds from its customers and to the extent that it is holding insufficient reserves of its customers to cover these refunds, the Company will be financially responsible for these refunds.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   The Company is at risk to the extent that cash held at banks exceeds the Federal Deposit Insurance Corporation insured amounts. Cash in excess of these limits amounted to approximately $5,622,000 and $115,000 at December 31, 1999 and 1998, respectively. The Company minimizes this risk by placing its cash with high credit quality financial institutions.

8. Stockholders' Equity (Deficit)

   The Company had six and five series of preferred stock outstanding as of December 31, 1999 and 1998, respectively.

   The preferred stock Series' A, B, C, D and E contain a conditional mandatory redemption feature. Beginning in 1998 and continuing from year to year thereafter, once audited stockholders' equity increased to $7,000,000, as compared to the December 31, 1996 stockholders' equity balance of $1,295,437, the Company would redeem the outstanding shares in each series on or before the first September 30 following that audited balance sheet date. Each series has a liquidation preference of $1.00 per share together with all unpaid dividends. Each series also includes a conversion feature. This feature provides for the preferred stockholder to convert their shares into common stock at a stated conversion price as follows: Series A and C--$2.50 per share, Series B and E-- $1.00 per share, and Series D--$2.00 per share. The preferred stock Series D contains additional mandatory redemption provisions which are enacted based upon the sale of HBS. Series A, B, C, D and E preferred stock are automatically convertible at the earlier of 1) a vote of 2/3 of the shares of the respective series outstanding, or 2) the closing of an initial public offering of at least $5 per share and at least $7,000,000 in aggregate proceeds.

   The preferred stock Series F is participating and convertible. The participating feature entitles the holders to participate, on a "if converted" basis, in any and all dividends paid with respect to the common stock. The conversion feature associated with the Series F provides for the issuance of one share of common stock for every share of preferred Series F issued. The Series F preferred stock has a liquidation preference of $1.00 per share.

   Dividends are payable, as and if declared by the Board of Directors, at an annual rate of $0.10 per share (Series A and D) and $0.12 per share (Series B, C and E), all payable quarterly.

9. Income Taxes

   Income taxes at December 31, 1999 and 1998 consists of the following:

                                                                   1999     1998
                                                                 ---------  ----
Federal.........................................................
  Current....................................................... $ 255,673  $--
  Deferred......................................................  (904,246)  --
State...........................................................       --    --
                                                                 ---------  ----
  Income tax benefit............................................ $(648,573) $--
                                                                 =========  ====

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   A reconciliation of the federal income tax provision (benefit) based on the U.S. Corporate income tax rate of 34% for the years ended December 31, 1999 and 1998 is as follows:

                                                          1999        1998
                                                       -----------  ---------
   Income tax provision (benefit) at statutory rate... $   363,709  $(449,983)
   Net operating loss utilized........................     (67,097)       --
   Change in deferred tax rate........................      89,124        --
   Other..............................................      19,144      8,500
   Change in valuation allowance......................  (1,053,453)   441,483
                                                       -----------  ---------
     Income tax benefit............................... $  (648,573) $     --
                                                       ===========  =========

   Deferred tax assets and liabilities at December 31, 1999 and 1998 are as follows:

                                                        1999         1998
                                                     -----------  -----------
   Current deferred tax asset....................... $   573,281  $ 1,216,766
   Valuation allowance for current deferred tax
    asset...........................................    (199,195)  (1,216,766)
                                                     -----------  -----------
     Net current deferred tax asset................. $   374,086  $       --
                                                     ===========  ===========
   Non-current deferred tax asset................... $ 1,377,513  $ 1,448,895
   Non-current deferred tax liability...............         --       (35,500)
   Valuation allowance for non-current deferred tax
    asset...........................................  (1,377,513)  (1,413,395)
                                                     -----------  -----------
     Net non-current deferred tax asset............. $       --   $       --
                                                     ===========  ===========

   The current deferred tax asset results primarily from differences in contingency and valuation reserves for financial and federal income tax reporting purposes and differences in the treatment of compensating stock options. The non-current deferred tax asset results primarily from the net operating loss. A significant portion of the current and non-current deferred tax assets have a valuation allowance due to the uncertainty of generating sufficient future taxable income.

   As of December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $4,700,000, that begin expiring in the year 2008. The utilization of the net operating loss is subject to limitations in accordance with (S)382 of the Internal Revenue Code.

10. Related Party Transactions and Other Events

   In December 1997, the Company entered into a five-year $350,000 note payable with a company for which its president is also a member of the board. The note bears interest at 12%, is convertible to common stock and contains warrants for 175,000 shares of common stock at $1.50 exercise price. The outstanding note balance at December 31, 1999 is $325,195.

   In May 1998, the Company granted options to purchase 100,000 shares of its common stock at $2.69 per share (fair value at the date of grant) to the directors of the Company.

   During July 1998, the Company repaid a $1,000,000 loan to an entity of which its chairperson is a partner.

   Also during July 1998, the Company entered into an employment agreement with its chairperson and issued an option to purchase 420,000 shares of common stock at a price of $3.00 per share (fair value at the date of grant). The terms of the employment agreement require the Company to pay an annual salary of $200,000 for five years.

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   The Company granted a warrant to a director during July 1998 for 25,000 shares at $3.00 per share.

   During December 1998, the Company entered into an employment agreement with its new president and issued an option to purchase 925,000 shares of common stock at a price of $2.00 per share (which was more than fair value at the date of grant). One-half of the option vested at the date of the grant, with the balance vesting during the first six months of 1999. The terms of the employment agreement require the Company to pay an annual salary of $200,000.

   During December 1998, the Company advanced $400,000 to an HBS employee at 9% interest. The Company advanced $100,000 to a company at 10% for which its president is a major stockholder. The advance of $100,000 was repaid in 1999.

   In December 1998, Avery's Board of Directors authorized Avery to repurchase any or all of its outstanding warrants for a price of $1.00 per underlying share. In December 1998, Avery repurchased warrants held by an entity controlled by its chairperson to purchase 100,000 shares of common stock at an exercise price of $1.50 per share. The $100,000 amount was recorded as compensation in 1998. During 1999, an additional 621,736 warrants and options with $1.50 exercise prices were repurchased from entities controlled by the Company's chairperson for a price of $1.00 per underlying share. $300,000 has been recorded as compensation, with $321,736 being recorded as financing fees.

   At the close of business on September 30, 1999, the Company purchased Primal Systems, Inc. Mark Nielsen, President and Chief Executive Officer of the Company, was Chairman of the Board and a significant shareholder of Primal Systems at the time of the purchase.

   In conjunction with the acquisition of PSI, Avery acquired certain notes payable to the officers of PSI. At December 31, 1999, the total amount due on these notes was $170,575, net of discount of $6,091. These notes bear interest at 6%. The current portion of these notes at December 31, 1999 was $88,333 and the long-term portion of these notes was $82,242.

11. Stock Options and Warrants

   Pursuant to various note agreements and in accordance with agreements for key employees, the Company has issued certain stock options and warrants. The options are considered compensatory.

   Following is a summary of warrant and option activity:

                                                            Weighted
                                                            Average
                         Compensatory                       Exercise
                           Options    Warrants     Total     Price     Total
                         ------------ ---------  ---------  -------- ----------
Outstanding at December
 31, 1997...............    592,500   2,283,923  2,876,423   $1.37   $3,946,946
  Purchase of option....   (100,000)        --    (100,000)  $1.50     (150,000)
  Granted...............  1,510,000      12,500  1,522,500   $2.32    3,532,502
  Exercised.............    (17,500)   (567,871)  (585,371)  $1.38     (806,808)
                          ---------   ---------  ---------           ----------
Outstanding at December
 31, 1998...............  1,985,000   1,728,552  3,713,552            6,522,640
  Purchase of option....        --     (621,736)  (621,736)  $1.26     (783,387)
  Granted...............  1,257,777      70,000  1,327,777   $1.56    2,066,667
  Expired...............        --     (121,666)  (121,666)  $1.50     (182,499)
                          ---------   ---------  ---------           ----------
Outstanding at December
 31, 1999...............  3,242,777   1,055,150  4,297,927           $7,623,421
                          =========   =========  =========           ==========

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES

   The outstanding stock options and warrants expire from August 1998 through 2008.

   The following summarizes information about compensatory options outstanding at December 31, 1999:

                       Options Outstanding                          Options Exercisable
   ------------------------------------------------------        -----------------
                                   Weighted Avg.   Weighted Avg.             Weighted Avg.
   Range of Exercise    Number       Remaining       Exercise      Number      Exercise
        Prices        Outstanding Contractual Life     Price     Exercisable     Price
   -----------------  ----------- ---------------- ------------- ----------- -------------
   $.50-$3.00          3,242,777     6.1 years         $1.85      2,281,268      $1.90

   The weighted average fair values of compensatory option exercise prices equal to and below market price at the date of grant are as follows:

                                                                  Equal to Below
                                                                  -------- -----
   1999..........................................................  $1.17   $ --
   1998..........................................................  $1.52   $1.37

   Compensation cost totaling $118,590 was recognized for several options granted in 1998 as the exercise price was below the fair value at the grant date. The considered fair value of the Company's common stock on the date of each respective grant was based upon the quoted NASD closing share price. The remaining options granted in 1998 and 1999 have exercise prices which approximate fair value (which was the quoted trading price at the date of grant) and accordingly, no compensation cost has been recognized for those compensatory stock options in the consolidated financial statements. Had compensation cost for the Company's stock options been determined consistent with FASB Statement No. 123, the Company's net income (loss) and net income
(loss) per share would have been increased (decreased) to the pro forma amounts indicated below.

                                                        Years ended December
                                                                31,
                                                       ----------------------
                                                          1999       1998
                                                       ---------- -----------
Net income (loss)......................... As reported $2,677,065 $(1,323,478)
                                           Pro forma   $2,126,579 $(2,880,877)
Income (loss) per common share, as
 reported................................. Basic       $      .28 $      (.19)
                                           Diluted     $      .23 $      (.19)
Income (loss) per common share, Pro
 forma.................................... Basic       $      .21 $      (.38)
                                           Diluted     $      .19 $      (.38)

   The estimate for the fair value of each option grant is on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 1999--dividend yield of 0%, expected volatility of 100%, expected life of 3 to 5 years and an estimated risk free interest rate of 6.0%. The following assumptions were used for grants in 1998--dividend yield of 0%, expected volatility of 89%, expected life of 2 to 5 years and an estimated risk free interest rate of 6.0%.

   The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

12. Charge (Credit) in Connection with Terminated Customers

   During the year ended December 31, 1998, the Company recorded a charge of $4,271,394. The charge relates primarily to cash received from LEC's that has been paid by the Company to terminated customers and must be refunded to the LEC's. Under its billing contracts with the LEC's, the Company is obligated to pay these refunds if it is unable to collect them from its customers. During the later half of 1998, the Company paid

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES an estimated $3.8 million to terminated customers that will have to be refunded to the LEC's. Of this amount, $1,471,742 was actually refunded to local exchange carriers in calendar 1998. Management does not believe that these amounts can be collected from the four customers that generated most of the charge since they are out of business with no material surviving assets. The refunds resulted from customers placing inappropriate charges on customer's local telephone bills. The inappropriate charges stem from unauthorized switching of long distance service from a consumer's incumbent provider to our customer and placing unauthorized charges for services such as voice mail, internet access and paging on consumer's local telephone bills. Prior to incurring these refunds, the Company had processed billing records for these customers for periods ranging from approximately 10 months to two years. During these periods LEC refunds were within acceptable levels.

   The $4,271,394 consists of cash refunds made in calendar 1998 totaling $1,471,742 and estimated future refunds as of December 31, 1998 of 2,799,652 which is included in Deposits and other payables related to customers in the accompanying consolidated balance sheet. The Company estimated the $2,799,652 by reviewing actual refunds for the terminated customers in 1998 and 1999 and projecting future refunds based on each customer's actual refund pattern. In addition to the $3.8 million discussed above, included in the $4,271,394 charge is a$250,000 payment made to the FTC as further described in Note 4. The Company has instituted a series of controls to limit its exposure to this type of refund in the future.

   In 1999, the Company expended $1,663,221 in cash relating to the $4.3 million dollar loss. Management determined that the loss was overestimated by $226,219, and accordingly, adjusted the reserve. At December 31, 1999, $901,212 of the original $4.2 million estimated loss remained in the Deposits and other payables related to customers section of the accompanying consolidated balance sheet. This is the remaining amount estimated for future cash expenditures expected to be charged by the Company in connection with the terminated customers.

13. 401(k) Plan

   The Company initiated a 401(k) Plan ("Plan") which covers substantially all of Avery's and HBS's employees. Employees can contribute up to $10,000 for 1999 and 1998. Avery matches contributions to the Plan at $0.50 per dollar up to 6% of employees compensation and may make additional discretionary contributions. During 1999 and 1998, $27,670 and $16,680, respectively were contributed to the Plan for the benefit of the Company's employees.

14. Subsequent Events

 PSI Spin-Off

   On August 1, 2000, the Board of Directors of Avery approved the spin-off of Primal Solutions, Inc. ("PSI"). The decision revised its plan announced February 29, 2000 to spin-off HBS Billing Services Company ("HBS") its local exchange carrier billing clearinghouse business. The decision to spin-off PSI instead of HBS is motivated primarily by the expectation that Avery shareholders will pay less in taxes under a spin-off of PSI than would have been the case with a spin-off of HBS. Accordingly, the financial information contained in this document presents PSI as a discontinued operation due to the spin-off and the amounts in the statements of operations through the provision for income taxes are HBS's plus expenses of Avery. Financial statements filed previously have reflected HBS as discontinued operations.

 Notes and Other Receivables

   In August 2000, the Company advanced certain former PSI stockholders $1,564,000 pursuant to the Preliminary PSI Distribution Agreement. The notes are non-recourse, bear interest at 6.6% per annum and are due in August 2002. The loans are secured by the Company's series g preferred stock owned by the former PSI

                  AVERY COMMUNICATIONS, INC. AND SUBSIDIARIES stockholders. In addition, the Company advanced $750,000 to a company that is related to its Chairman. The advance was made on terms identical to those of other advances to the Company by other non-related professional investors. The related note bears interest at 10% per annum and will be converted into securities of the related company prior to December 31, 2000.

 Preferred Stock

   In accordance with the terms of the Preliminary PSI Distribution Agreement, in August 2000, an additional 3,236,531 shares of Avery's series f preferred stock were issued to the former PSI stockholders. (See PSI Preliminary Distribution Agreement below.)

   Immediately subsequent to the issuance of the 3,236,521 shares discussed above the Company exchanged all of the outstanding shares (7,126,894) of the Company's series f preferred stock for 7,126,894 shares of the Company's series g preferred stock, pursuant to the Preliminary PSI Distribution Agreement. The series g preferred stock is identical to the series f preferred stock except that (i) it will have one vote for each share of the Company's common stock into which it is convertible as a single class, (ii) is not entitled to participate in the distribution rights by the Company of the shares of the PSI common stock to the Company's security holders and (iii) is not convertible into the Company's common stock until the earlier of the date of the distribution or the termination of the Preliminary PSI Distribution Agreement.

 PSI Preliminary Distribution Agreement

   On August 1, 2000, certain contingencies relating to the original purchase of PSI by the Company were resolved and resulted in the issuance of an additional 3,236,531 shares of series f preferred stock and the recording of additional goodwill of $3,575,000 related to the purchase of PSI. The issuance of preferred stock and resulting additional goodwill relates to the attainment by PSI of certain revenue and net loss targets and from the satisfaction of the conditions relating to the repurchase right of 1,550,000 Avery common shares from former PSI shareholders.

   The Board of Directors of the Company approved the spin-off of PSI as a separate public company in August 2000. In connection with the distribution, certain agreements with the Company and the former PSI shareholders were agreed to as follows: The Company agreed to provide $4,000,000 of cash to PSI. The former PSI shareholders waived the repurchase right discussed above and the additional 3,236,531 shares of Avery series f preferred stock discussed above was issued to those shareholders. The former chief executive officer of the Company agreed to cancel options to purchase 925,000 shares of the Company's common stock in return for the issuance of 250,000 shares of PSI's common stock post distribution.

 Options and Warrants

   On August 1, 2000, the Board of Directors of the Company approved a temporary reduction in the exercise price of most of the 4,495,000 outstanding options and warrants to $0.50 per share. This reduction in exercise price was only applicable if the warrant/option holder exercised the underlying option by October 20, 2000. During the fourth quarter, 2,155,000 options and warrants were exercised. The Company will record a charge to earnings in the fourth quarter in connection with the reductions in exercise prices.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                                 -------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Avery....................................................................   3
Risk Factors.............................................................   4
A Note About Forward-Looking Statements..................................   6
Use of Proceeds..........................................................   7
Plan of Distribution.....................................................   7
Selling Securityholders..................................................   8
Price Range of Common Stock..............................................   9
Dividend Policy..........................................................   9
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  10
Business.................................................................  19
Primal Distribution......................................................  23
Management...............................................................  24
Certain Transactions.....................................................  30
Security Ownership of Certain Beneficial Owners and Management...........  31
Change in Control of Avery...............................................  33
Description of Capital Stock.............................................  34
Legal Proceedings........................................................  37
Changes in Accounts......................................................  37
Where You Can Find More Information......................................  37
Experts..................................................................  37
Index to Financial Statements............................................  38

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                                   4,100,381

                          Avery Communications, Inc.

                                 Common Stock





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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Delaware General Corporation Law

   Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(c) of the DGCL provides that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

 Certificate of Incorporation

   The Certificate of Incorporation of Avery, as amended, a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides that a director of Avery shall not be liable to Avery or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves (i) a breach of the director's duty of loyalty to Avery or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful dividend payments or stock purchases or redemptions or (iv) for a transaction from which the director derived an improper personal benefit. The Amended Certificate of Incorporation provides Avery will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

 Amended and Restated Bylaws

   The bylaws of Avery generally make mandatory the provisions of Section 145 of the Delaware General Corporation law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that Avery's directors and officers will at all times be indemnified to the maximum extent permitted by law.

 Indemnification Agreements

   Avery has entered into indemnification agreements pursuant to which it will indemnify certain of its directors and officers against judgments, claims, damages, losses and expenses incurred as a result of the fact that any director or officer, in his capacity as such, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The indemnification agreements also provide for the advancement of certain expenses to such directors and officers in connection with any such suit or proceeding.

 Insurance

   Avery has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of Avery, including liabilities arising under the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

   The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than the underwriting discount. All amounts are estimated except the Commission registration fee.

      SEC registration fee............................................. $   910
      Blue Sky fees and expenses.......................................     --
      Accounting fees and expenses.....................................  10,000
      Printing and engraving expenses..................................  10,000
      Legal fees and expenses..........................................  25,000
      Registrar and transfer agent's fees..............................     --
      Miscellaneous fees and expenses..................................  25,000
                                                                        -------
        Total.......................................................... $70,910

Item 26. Recent Sales of Unregistered Securities

   Since January 1, 1996, Avery issued an aggregate of 2,000,881 shares of common stock to approximately 20 persons upon exercise of outstanding warrants previously issued by Avery to such persons. Each of the purchasers of such shares upon exercise of such warrants was an accredited investor who acquired such shares for investment. Avery issued such shares upon exercise of such warrants in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

   On July 1, 1998, Avery granted to Patrick J. Haynes, III, its Chairman and then Chief Executive Officer, pursuant to his employment agreement, a ten-year warrant to purchase 420,000 shares of Avery's common stock at $3.00 per share. On December 1, 1998, Avery granted to Mark J. Nielsen, its new Chief Executive Officer, pursuant to his employment agreement, a ten-year option to purchase 425,000 shares of Avery's Common Stock at $2.00 per share. These securities were issued in reliance upon the exemption set forth in Rule 701 under the Securities Act.

   The shares of convertible preferred stock issued in the Primal merger were issued to seven individuals who were the stockholders of Primal. Each of these persons was either an accredited investor or a person who either alone or with his purchaser representative(s) had such knowledge and experience in financial and business matters that he was capable of evaluating the risks of the investment in Avery, or who Avery reasonably believed came within this description. Each of such persons confirmed that he was acquiring such shares for investment and not with a view to the distribution thereof within the meaning of the Securities Act, and agreed not to sell such shares except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from such registration requirements. The certificate representing such shares contains a legend to such effect, and appropriate stop transfer orders were given to Avery's transfer agent. Such shares were issued in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and in reliance on the safe harbor provided by Rule 506 thereunder.

 Item 27. Exhibits

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 2.1     Partnership Interest Purchase Agreement dated as of May 3, 1996, by and among Avery Communications, Inc., Avery Acquisition Sub, Inc.,
         Hold Billing Services, Ltd., Hold Billing & Collection, L.C., Joseph
         W. Webb, James A. Young, Edward L. Dunn, Philip S. Dunn,
         Harold D. Box, and David W. Mechler, Jr. (filed as Exhibit 2.1 to
         Avery's Registration Statement on Form SB-2 (File No. 333-65133) (the
         "Prior Registration Statement") and incorporated herein by reference thereto)
 2.2     First Amendment to Partnership Interest Purchase Agreement by and
         between Avery Communications, Inc., Avery Acquisition Sub, Inc., Hold
         Billing Services, Ltd., Hold Billing & Collection, L.C., Joseph W.
         Webb, James A. Young, Edward L. Dunn, Philip S. Dunn, Harold D. Box
         and David W. Mechler, Jr. (filed as Exhibit 2.2 to the Prior
         Registration Statement and incorporated herein by reference thereto)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 2.3     Partnership Interest Option Agreement dated as of May 3, 1996, by and among Avery Communications, Inc., Avery Acquisition Sub, Inc., Harold
         D. Box and David W. Mechler, Jr. (filed as Exhibit 2.3 to the Prior
         Registration Statement and incorporated herein by reference thereto)

 2.4     First Amendment to Partnership Interest Option Agreement dated as of
         October 15, 1996, by and among Avery Communications, Inc., Avery
         Acquisition Sub, Inc., Harold D. Box, and David W. Mechler, Jr. (filed as Exhibit 2.4 to the Prior Registration Statement and incorporated herein by reference thereto)

 2.5 Agreement and Plan of Merger, dated as of March 19, 1999, by and among Avery Communications, Inc., ACI Telecommunications Financial Services
         Corporation, Primal Systems, Inc., Mark J. Nielsen, John Faltys,
         Joseph R. Simrell and David Haynes (the "Primal Merger Agreement")
         (filed as Exhibit 2.5 to the Prior Registration Statement and incorporated herein by reference thereto)

 2.6 Amendment No. 1 to the Primal Merger Agreement (filed as Exhibit 2.6 to the Prior Registration Statement and incorporated herein by reference thereto)

 2.7 Amendment No. 2 to the Primal Merger Agreement (filed as Exhibit 2.1 to the registrant's Current Report on Form 8-K, dated
         September 27, 1999, and incorporated herein by reference thereto)

 2.8     Primal Solutions, Inc. Preliminary Distribution Agreement (the
         "Distribution Agreement"), dated July 31, 2000, by and among Avery
         Communications, Inc., a Delaware corporation, Primal Solutions, Inc., a Delaware corporation, John Faltys, Joseph R. Simrell, David Haynes,
         Mark J, Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston
         Group, Inc., a Delaware corporation, Patrick J. Haynes, III and Scot
         M. McCormick (filed as Exhibit 2.1 to Avery's Form 8-K dated August
         31, 2000 (the "Primal Form 8-K") and incorporated by reference herein)

 2.9 Form of Non-Recourse Promissory Note, which is attached as Exhibit 5-A to the Distribution Agreement (filed as Exhibit 2.2 to the Primal Form
         8-K and incorporated by reference herein)

 2.10 Form of Pledge Agreement, which is attached as Exhibit 5-B to the Distribution Agreement (filed as Exhibit 2.3 to the Primal Form 8-K and incorporated by reference herein)

 2.11    Form of Irrevocable Proxy for Thurston Group, Inc., Patrick J. Haynes
         III and their affiliates relating to the common stock of Primal, which is attached as Exhibit 9-A to the Distribution Agreement (filed as Exhibit 2.4 to the Primal Form 8-K and incorporated by reference herein)

 2.12 Form of Irrevocable Proxy for the Old Primal Stockholders relating to the common stock of Avery, which is attached as Exhibit 9-B to the Distribution Agreement (filed as Exhibit 2.5 to the Primal Form 8-K and incorporated by reference herein)

 2.13    Indemnification Agreement, dated July 31, 2000, by and between Avery
         Communications, Inc., a Delaware corporation, John Faltys, Joseph R.
         Simrell, and David Haynes (filed as Exhibit 2.6 to the Primal Form 8-K and incorporated by reference herein)

 3.1 Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Prior Registration Statement and incorporated herein by reference thereto)

 3.2     Amended and Restated Bylaws (filed as Exhibit 3.2 to the Prior
         Registration Statement and incorporated herein by reference thereto)

 3.3     Certificate of Designation of Series A Junior Convertible Redeemable
         Preferred Stock*

 3.4     Certificate of Designation of Series B Junior Convertible Redeemable
         Preferred Stock*

 3.5     Certificate of Designation of Series C Junior Convertible Redeemable
         Preferred Stock*

 3.6     Certificate of Designations of Series D Senior Cumulative Convertible
         Redeemable Preferred Stock*

 3.7     Certificate of Designations of Series E Junior Convertible Redeemable
         Preferred Stock*

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 3.8     Certificate of Designations of Series G Junior Participating
         Convertible Voting Preferred Stock*
 3.9     Certificate of Designations of Series H Convertible Preferred Stock*
 3.10    Certificate of Decrease in Authorized Number of Shares of Series of
         Preferred Stock*
 4.1     Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.2     Form of Warrant Exchange and Exercise Agreement (filed as Exhibit 4.2 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.3     Form of Warrant Exercise and Securities Exchange Agreement for
         $800,000 Bridge Loan Notes (filed as Exhibit 4.3 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.4     Form of Warrant Exercise and Securities Exchange Agreement for
         $1,050,000 Promissory Note (filed as Exhibit 4.4 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.5     Form of Warrant Exercise and Securities Exchange Agreement for
         $340,000 Promissory Notes (filed as Exhibit 4.5 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.6     Registration Rights Agreement by and among Avery Communications, Inc.
         and Joseph W. Webb, James A. Young, Edward L. Dunn, Philip S. Dunn,
         Harold D. Box, and David W. Mechler, Jr. dated November 15, 1996
         (filed as Exhibit 4.6 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.7     Registration Rights Agreement by and between Avery Communications,
         Inc. and The Franklin Holding Corporation (Delaware) dated May 30,
         1997 (filed as Exhibit 4.7 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.8     Registration Rights Agreement by and between Avery Communications,
         Inc. and Roger Felberbaum dated December 5, 1996 (filed as Exhibit 4.8 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.9     Registration Rights Agreement by and between Avery Communications,
         Inc. and Giulio Curiel dated December 31, 1996 (filed as Exhibit 4.9 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.10    Registration Rights Agreement by and between Avery Communications,
         Inc. and Sabina International S.A. dated December 31, 1996 (filed as
         Exhibit 4.10 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.11    Form of Investor Warrant (filed as Exhibit 4.11 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.12    Registration Rights Agreement by and between Avery Communications,
         Inc. and Thomas A. Montgomery dated January 24, 1997 (filed as Exhibit
         4.12 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.13    Registration Rights Agreement by and between Avery Communications,
         Inc. and Thurston Bridge Fund, L.P. dated December 6, 1996 (filed as
         Exhibit 4.13 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.14    Registration Rights Agreement by and between Avery Communications,
         Inc. and Eastern Virginia Small Business Investment Corporation dated
         December 23, 1996 (filed as Exhibit 4.14 to the Prior Registration
         Statement and incorporated herein by reference thereto)
 4.15    Securities Exchange Agreement for 1996 HBS Series (filed as Exhibit
         4.15 to the Prior Registration Statement and incorporated herein by reference thereto)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  4.16   $350,000 Promissory Note payable to Eastern Virginia Small Business
         Investment Corporation dated December 23, 1996 (filed as Exhibit 4.16 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.17   $50,000 Promissory Note to Global Capital Resources, Inc. dated
         September 30, 1996 (filed as Exhibit 4.17 to the Prior Registration
         Statement and incorporated herein by reference thereto)
  4.18   Loan and Security Agreement, by and between Hold Billing Services,
         Ltd. and FINOVA Capital Corporation dated March 25, 1997 (filed as
         Exhibit 4.18 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.19   Schedule to Loan and Security Agreement, by and between Hold Billing
         Services, Ltd. and FINOVA Capital Corporation dated March 25, 1997
         (filed as Exhibit 4.19 to the Prior Registration Statement and
         incorporated herein by reference thereto)
  4.20   Amendment to Loan and Security Agreement and Schedule to Loan and
         Security Agreement, by and between Hold Billing Services, Ltd. and
         FINOVA Capital Corporation dated February 1998 (filed as Exhibit 4.20 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.21   Second Amendment to Loan and Security Agreement and Schedule to Loan
         and Security Agreement, by and between Hold Billing Services, Ltd. and
         FINOVA Capital Corporation dated April 1998 (filed as Exhibit 4.21 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.22   $7,500,000 Secured Revolving Credit Note to FINOVA Capital Corporation
         from Hold Billing Services dated March 25, 1997 (filed as Exhibit 4.22 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.23   Series H Preferred Stock Purchase Agreement dated February 21, 2001*
  4.24   Registration Rights Agreement by and between Avery Communications,
         Inc. and Jay Geier dated January 4, 2000*
  4.25   Registration Rights Agreement by and between Avery Communications,
         Inc. and Investor Network Company, LLC dated October 19, 2000*
  4.26   Registration Rights Agreement by and among Avery Communications, Inc.,
         Waterside Capital Corporation and CapitalSouth Partners Fund I, L.P.
         dated February 21, 2001*
  5.1    Opinion of Winstead Sechrest & Minick P.C.*
 10.1    Employment Agreement by and between Avery Communications, Inc. and
         Patrick J. Haynes, III dated July 1, 1998 (filed as Exhibit 10.1 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.2    Stock Warrant Certificate to Patrick J. Haynes, III dated July 1, 1998
         (filed as Exhibit 10.2 to the Prior Registration Statement and
         incorporated herein by reference thereto)
 10.3    Employment and Noncompetition Agreement by and between Hold Billing
         Services, Ltd. and Harold D. Box dated November 15, 1996 (filed as
         Exhibit 10.3 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.4    Employment Agreement by and between Avery Communications, Inc. and
         Mark J. Nielsen dated December 1, 1998 (filed as Exhibit 10.4 to the
         Prior Registration Statement and incorporated herein by reference thereto)
 10.5    Avery Communications, Inc. Stock Option to Mark J. Nielsen dated
         December 1, 1998 (filed as Exhibit 10.5 to the Prior Registration
         Statement and incorporated herein by reference thereto)
 10.6    Investment Agreement by and between The Franklin Holding Corporation
         (Delaware) and Avery Communications, Inc. dated May 30, 1997 (filed as
         Exhibit 10.6 to the Prior Registration Statement and incorporated herein by reference thereto)

 Exhibit
 Number                         Description of Document
 -------                        -----------------------
 10.7    Warrant to the Thurston Group, Inc. dated May 27, 1997 (filed as
         Exhibit 10.7 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.8    Avery Communications, Inc. Stock Purchase Warrant to Thurston Bridge
         Fund, L.P. dated December 6, 1996 (filed as Exhibit 10.8 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 10.9    Avery Communications, Inc. Stock Purchase Warrant to Eastern Virginia
         Small Business Investment Corporation dated December 23, 1996 (filed as Exhibit 10.9 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.10   Avery Communications, Inc. Stock Purchase Warrant to The Franklin
         Holding Corporation (Delaware) dated May 30, 1997 (filed as Exhibit
         10.10 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.11   Form of Billing Services Agreement (filed as Exhibit 10.11 to the
         Prior Registration Statement and incorporated herein by reference thereto)
 10.12   Form of Supplemental Advance Purchase Agreement (filed as Exhibit
         10.12 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.13   Form of Director and Officer Indemnification Agreement (filed as
         Exhibit 10.13 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.14   Avery Communications, Inc. 1999 Flexible Incentive Plan (filed as
         Exhibit 99.1 to Avery's Registration Statement on Form S-8 (File No.
         333-33486) and incorporated herein by reference thereto)
 11.1    Statement Regarding Computation of Earnings per Share (filed as
         Exhibit 11.1 to the Prior Registration Statement and incorporated herein by reference thereto)
 16.1    Letter from PricewaterhouseCoopers LLP on change in certifying accountant (filed as Exhibit 16.1 to the Prior Registration Statement and incorporated herein by reference thereto)
 21.1    Subsidiaries of Registrant (filed as Exhibit 21.1 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 23.1    Consent of King Griffin & Adamson P.C.*
 23.2    Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)*
 24.1    Power of Attorney (included on signature page of this Registration
         Statement)

--------
* Filed herewith.

Item 28. Undertakings

Rule 415

Avery will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Commission Policy on Indemnification

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Avery pursuant to the foregoing provisions, or otherwise, Avery has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Avery will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 430A

Avery will:

    (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Avery under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

   In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on March 21, 2001.

                                        AVERY COMMUNICATIONS, INC.

                                           By:/s/ Scot M. McCormick
                                             -------------------------------
                                                  Scott M. McCormick

   Each person whose signature appears below constitutes and appoints
Patrick J. Haynes, III, Scot M. McCormick and Robert T. Isham, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 21, 2001.

              Signature                                 Title
              ---------                                 -----

    /s/ Patrick J. Haynes, III          Director, Chairman of the Board,
______________________________________   President, and Chief Executive
        Patrick J. Haynes, III           Officer (Principal Executive Officer)

      /s/ Scot M. McCormick             Director, Vice President, Chief
______________________________________   Financial Officer and Secretary
          Scot M. McCormick              (Principal Accounting Officer)

       /s/ Norman M. Phipps             Director
______________________________________
           Norman M. Phipps

       /s/ J. Alan Lindauer             Director
______________________________________
           J. Alan Lindauer

     /s/ Robert T. Isham, Jr.           Director
______________________________________
         Robert T. Isham, Jr.

                               INDEX TO EXHIBITS

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 2.1     Partnership Interest Purchase Agreement dated as of May 3, 1996, by and among Avery Communications, Inc., Avery Acquisition Sub, Inc.,
         Hold Billing Services, Ltd., Hold Billing & Collection, L.C., Joseph
         W. Webb, James A. Young, Edward L. Dunn, Philip S. Dunn,
         Harold D. Box, and David W. Mechler, Jr. (filed as Exhibit 2.1 to
         Avery's Registration Statement on Form SB-2 (File No. 333-65133) (the
         "Prior Registration Statement") and incorporated herein by reference thereto)

 2.2 First Amendment to Partnership Interest Purchase Agreement by and between Avery Communications, Inc., Avery Acquisition Sub, Inc., Hold
         Billing Services, Ltd., Hold Billing & Collection, L.C., Joseph W.
         Webb, James A. Young, Edward L. Dunn, Philip S. Dunn, Harold D. Box and David W. Mechler, Jr. (filed as Exhibit 2.2 to the Prior
         Registration Statement and incorporated herein by reference thereto)

 2.3 Partnership Interest Option Agreement dated as of May 3, 1996, by and among Avery Communications, Inc., Avery Acquisition Sub, Inc., Harold
         D. Box and David W. Mechler, Jr. (filed as Exhibit 2.3 to the Prior
         Registration Statement and incorporated herein by reference thereto)

 2.4     First Amendment to Partnership Interest Option Agreement dated as of
         October 15, 1996, by and among Avery Communications, Inc., Avery
         Acquisition Sub, Inc., Harold D. Box, and David W. Mechler, Jr. (filed as Exhibit 2.4 to the Prior Registration Statement and incorporated herein by reference thereto)

 2.5 Agreement and Plan of Merger, dated as of March 19, 1999, by and among Avery Communications, Inc., ACI Telecommunications Financial Services
         Corporation, Primal Systems, Inc., Mark J. Nielsen, John Faltys,
         Joseph R. Simrell and David Haynes (the "Primal Merger Agreement")
         (filed as Exhibit 2.5 to the Prior Registration Statement and incorporated herein by reference thereto)

 2.6 Amendment No. 1 to the Primal Merger Agreement (filed as Exhibit 2.6 to the Prior Registration Statement and incorporated herein by reference thereto)

 2.7 Amendment No. 2 to the Primal Merger Agreement (filed as Exhibit 2.1 to the registrant's Current Report on Form 8-K, dated
         September 27, 1999, and incorporated herein by reference thereto)

 2.8     Primal Solutions, Inc. Preliminary Distribution Agreement (the
         "Distribution Agreement"), dated July 31, 2000, by and among Avery
         Communications, Inc., a Delaware corporation, Primal Solutions, Inc., a Delaware corporation, John Faltys, Joseph R. Simrell, David Haynes,
         Mark J, Nielsen, Arun Anand, Murari Cholappadi, Sanjay Gupta, Thurston
         Group, Inc., a Delaware corporation, Patrick J. Haynes, III and Scot
         M. McCormick (filed as Exhibit 2.1 to Avery's Form 8-K dated August
         31, 2000 (the "Primal Form 8-K") and incorporated by reference herein)

 2.9 Form of Non-Recourse Promissory Note, which is attached as Exhibit 5-A to the Distribution Agreement (filed as Exhibit 2.2 to the Primal Form
         8-K and incorporated by reference herein)

 2.10 Form of Pledge Agreement, which is attached as Exhibit 5-B to the Distribution Agreement (filed as Exhibit 2.3 to the Primal Form 8-K and incorporated by reference herein)

 2.11    Form of Irrevocable Proxy for Thurston Group, Inc., Patrick J. Haynes
         III and their affiliates relating to the common stock of Primal, which is attached as Exhibit 9-A to the Distribution Agreement (filed as Exhibit 2.4 to the Primal Form 8-K and incorporated by reference herein)

 2.12 Form of Irrevocable Proxy for the Old Primal Stockholders relating to the common stock of Avery, which is attached as Exhibit 9-B to the Distribution Agreement (filed as Exhibit 2.5 to the Primal Form 8-K and incorporated by reference herein)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 2.13    Indemnification Agreement, dated July 31, 2000, by and between Avery
         Communications, Inc., a Delaware corporation, John Faltys, Joseph R.
         Simrell, and David Haynes (filed as Exhibit 2.6 to the Primal Form 8-K and incorporated by reference herein)
 3.1     Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the
         Prior Registration Statement and incorporated herein by reference thereto)
 3.2     Amended and Restated Bylaws (filed as Exhibit 3.2 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 3.3     Certificate of Designation of Series A Junior Convertible Redeemable
         Preferred Stock*
 3.4     Certificate of Designation of Series B Junior Convertible Redeemable
         Preferred Stock*
 3.5     Certificate of Designation of Series C Junior Convertible Redeemable
         Preferred Stock*
 3.6     Certificate of Designations of Series D Senior Cumulative Convertible
         Redeemable Preferred Stock*
 3.7     Certificate of Designations of Series E Junior Convertible Redeemable
         Preferred Stock*
 3.8     Certificate of Designations of Series G Junior Participating
         Convertible Voting Preferred Stock*
 3.9     Certificate of Designations of Series H Convertible Preferred Stock*
 3.10    Certificate of Decrease in Authorized Number of Shares of Series of
         Preferred Stock*
 4.1     Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.2     Form of Warrant Exchange and Exercise Agreement (filed as Exhibit 4.2 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.3     Form of Warrant Exercise and Securities Exchange Agreement for
         $800,000 Bridge Loan Notes (filed as Exhibit 4.3 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.4     Form of Warrant Exercise and Securities Exchange Agreement for
         $1,050,000 Promissory Note (filed as Exhibit 4.4 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.5     Form of Warrant Exercise and Securities Exchange Agreement for
         $340,000 Promissory Notes (filed as Exhibit 4.5 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 4.6     Registration Rights Agreement by and among Avery Communications, Inc.
         and Joseph W. Webb, James A. Young, Edward L. Dunn, Philip S. Dunn,
         Harold D. Box, and David W. Mechler, Jr. dated November 15, 1996
         (filed as Exhibit 4.6 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.7     Registration Rights Agreement by and between Avery Communications,
         Inc. and The Franklin Holding Corporation (Delaware) dated May 30,
         1997 (filed as Exhibit 4.7 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.8     Registration Rights Agreement by and between Avery Communications,
         Inc. and Roger Felberbaum dated December 5, 1996 (filed as Exhibit 4.8 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.9     Registration Rights Agreement by and between Avery Communications,
         Inc. and Giulio Curiel dated December 31, 1996 (filed as Exhibit 4.9 to the Prior Registration Statement and incorporated herein by reference thereto)
 4.10    Registration Rights Agreement by and between Avery Communications,
         Inc. and Sabina International S.A. dated December 31, 1996 (filed as
         Exhibit 4.10 to the Prior Registration Statement and incorporated herein by reference thereto)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
  4.11   Form of Investor Warrant (filed as Exhibit 4.11 to the Prior
         Registration Statement and incorporated herein by reference thereto)
  4.12   Registration Rights Agreement by and between Avery Communications,
         Inc. and Thomas A. Montgomery dated January 24, 1997 (filed as Exhibit
         4.12 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.13   Registration Rights Agreement by and between Avery Communications,
         Inc. and Thurston Bridge Fund, L.P. dated December 6, 1996 (filed as
         Exhibit 4.13 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.14   Registration Rights Agreement by and between Avery Communications,
         Inc. and Eastern Virginia Small Business Investment Corporation dated
         December 23, 1996 (filed as Exhibit 4.14 to the Prior Registration
         Statement and incorporated herein by reference thereto)
  4.15   Securities Exchange Agreement for 1996 HBS Series (filed as Exhibit
         4.15 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.16   $350,000 Promissory Note payable to Eastern Virginia Small Business
         Investment Corporation dated December 23, 1996 (filed as Exhibit 4.16 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.17   $50,000 Promissory Note to Global Capital Resources, Inc. dated
         September 30, 1996 (filed as Exhibit 4.17 to the Prior Registration
         Statement and incorporated herein by reference thereto)
  4.18   Loan and Security Agreement, by and between Hold Billing Services,
         Ltd. and FINOVA Capital Corporation dated March 25, 1997 (filed as
         Exhibit 4.18 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.19   Schedule to Loan and Security Agreement, by and between Hold Billing
         Services, Ltd. and FINOVA Capital Corporation dated March 25, 1997
         (filed as Exhibit 4.19 to the Prior Registration Statement and
         incorporated herein by reference thereto)
  4.20   Amendment to Loan and Security Agreement and Schedule to Loan and
         Security Agreement, by and between Hold Billing Services, Ltd. and
         FINOVA Capital Corporation dated February 1998 (filed as Exhibit 4.20 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.21   Second Amendment to Loan and Security Agreement and Schedule to Loan
         and Security Agreement, by and between Hold Billing Services, Ltd. and
         FINOVA Capital Corporation dated April 1998 (filed as Exhibit 4.21 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.22   $7,500,000 Secured Revolving Credit Note to FINOVA Capital Corporation
         from Hold Billing Services dated March 25, 1997 (filed as Exhibit 4.22 to the Prior Registration Statement and incorporated herein by reference thereto)
  4.23   Series H Preferred Stock Purchase Agreement dated February 21, 2001*
  4.24   Registration Rights Agreement by and between Avery Communications,
         Inc. and Jay Geier dated January 4, 2000*
  4.25   Registration Rights Agreement by and between Avery Communications,
         Inc. and Investor Network Company, LLC dated October 19, 2000*
  4.26   Registration Rights Agreement by and among Avery Communications, Inc.,
         Waterside Capital Corporation and CapitalSouth Partners Fund I, L.P.
         dated February 21, 2001*
  5.1    Opinion of Winstead Sechrest & Minick P.C.*
 10.1    Employment Agreement by and between Avery Communications, Inc. and
         Patrick J. Haynes, III dated July 1, 1998 (filed as Exhibit 10.1 to the Prior Registration Statement and incorporated herein by reference thereto)

 Exhibit
 Number                          Description of Document
 -------                         -----------------------
 10.2    Stock Warrant Certificate to Patrick J. Haynes, III dated July 1, 1998
         (filed as Exhibit 10.2 to the Prior Registration Statement and
         incorporated herein by reference thereto)
 10.3    Employment and Noncompetition Agreement by and between Hold Billing
         Services, Ltd. and Harold D. Box dated November 15, 1996 (filed as
         Exhibit 10.3 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.4    Employment Agreement by and between Avery Communications, Inc. and
         Mark J. Nielsen dated December 1, 1998 (filed as Exhibit 10.4 to the
         Prior Registration Statement and incorporated herein by reference thereto)
 10.5    Avery Communications, Inc. Stock Option to Mark J. Nielsen dated
         December 1, 1998 (filed as Exhibit 10.5 to the Prior Registration
         Statement and incorporated herein by reference thereto)
 10.6    Investment Agreement by and between The Franklin Holding Corporation
         (Delaware) and Avery Communications, Inc. dated May 30, 1997 (filed as
         Exhibit 10.6 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.7    Warrant to the Thurston Group, Inc. dated May 27, 1997 (filed as
         Exhibit 10.7 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.8    Avery Communications, Inc. Stock Purchase Warrant to Thurston Bridge
         Fund, L.P. dated December 6, 1996 (filed as Exhibit 10.8 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 10.9    Avery Communications, Inc. Stock Purchase Warrant to Eastern Virginia
         Small Business Investment Corporation dated December 23, 1996 (filed as Exhibit 10.9 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.10   Avery Communications, Inc. Stock Purchase Warrant to The Franklin
         Holding Corporation (Delaware) dated May 30, 1997 (filed as Exhibit
         10.10 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.11   Form of Billing Services Agreement (filed as Exhibit 10.11 to the
         Prior Registration Statement and incorporated herein by reference thereto)
 10.12   Form of Supplemental Advance Purchase Agreement (filed as Exhibit
         10.12 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.13   Form of Director and Officer Indemnification Agreement (filed as
         Exhibit 10.13 to the Prior Registration Statement and incorporated herein by reference thereto)
 10.14   Avery Communications, Inc. 1999 Flexible Incentive Plan (filed as
         Exhibit 99.1 to Avery's Registration Statement on Form S-8 (File No.
         333-33486) and incorporated herein by reference thereto)
 11.1    Statement Regarding Computation of Earnings per Share (filed as
         Exhibit 11.1 to the Prior Registration Statement and incorporated herein by reference thereto)
 16.1    Letter from PricewaterhouseCoopers LLP on change in certifying accountant (filed as Exhibit 16.1 to the Prior Registration Statement and incorporated herein by reference thereto)
 21.1    Subsidiaries of Registrant (filed as Exhibit 21.1 to the Prior
         Registration Statement and incorporated herein by reference thereto)
 23.1    Consent of King Griffin & Adamson P.C.*
 23.2    Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)*
 24.1    Power of Attorney (included on signature page of this Registration
         Statement)

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* Filed herewith.